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                                                                       Exhibit 1

                            ASSET PURCHASE AGREEMENT

                                 by and between

  Boston Biomedica, Inc. ("Parent") and BBI Biotech Research Laboratories, Inc.
                                 ("BBI Biotech")

                            (collectively "Seller"),

                                       and

                          SeraCare Life Sciences, Inc.

                                   as "Buyer"


                              Dated: April 16, 2004

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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

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
ARTICLE I         DEFINITIONS............................................................................1
         1.1      Defined Terms..........................................................................1
         1.2      Other Defined Terms....................................................................8
ARTICLE II        PURCHASE AND SALE OF ASSETS............................................................10
         2.1      Transfer of Assets.....................................................................10
         2.2      Assumption of Liabilities..............................................................10
         2.3      Excluded Liabilities...................................................................11
         2.4      Purchase Price.........................................................................12
         2.5      Post-Closing Adjustment................................................................13
         2.6      Inventory Procedures...................................................................14
         2.7      Prorations.............................................................................15
         2.8      Closing Costs; Transfer Taxes and Fees.................................................15
         2.9      Government Contracts...................................................................16
ARTICLE III       CLOSING................................................................................18
         3.1      Closing................................................................................18
         3.2      Conveyances at Closing.................................................................18
ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SELLER...............................................19
         4.1      Organization of Seller.................................................................19
         4.2      Subsidiaries...........................................................................20
         4.3      Authorization..........................................................................20
         4.4      Absence of Certain Changes or Events...................................................20
         4.5      Assets.................................................................................22
         4.6      Facilities.............................................................................22
         4.7      Contracts and Commitments..............................................................23
         4.8      Permits................................................................................26
         4.9      No Conflict or Violation...............................................................26
         4.10     SEC Filings; Financial Statements......................................................27
         4.11     Books and Records......................................................................28
         4.12     Litigation.............................................................................28
         4.13     Labor Matters..........................................................................28
         4.14     Liabilities............................................................................29
         4.15     Compliance with Law....................................................................30
         4.16     No Brokers.............................................................................30

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                                TABLE OF CONTENTS

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
         4.17     No Other Agreements to Sell the Purchased Assets.......................................30
         4.18     Proprietary Rights.....................................................................30
         4.19     Employee Benefit Plans.................................................................31
         4.20     Transactions with Certain Persons......................................................34
         4.21     Tax Matters............................................................................34
         4.22     Insurance..............................................................................36
         4.23     Accounts Receivable....................................................................36
         4.24     Inventory..............................................................................36
         4.25     Purchase Commitments and Outstanding Bids..............................................37
         4.26     Payments...............................................................................37
         4.27     Customers, Distributors and Suppliers..................................................37
         4.28     Compliance With Environmental Laws.....................................................37
         4.29     Minute Books...........................................................................40
         4.30     State Takeover Statutes................................................................40
         4.31     Fairness Opinion.......................................................................40
         4.32     Accuracy of Information................................................................40
         4.33     Product Returns and Warranties.........................................................40
ARTICLE V         REPRESENTATIONS AND WARRANTIES OF BUYER................................................40
         5.1      Organization of Buyer..................................................................40
         5.2      Authorization..........................................................................40
         5.3      No Conflict or Violation...............................................................41
         5.4      No Brokers.............................................................................41
         5.5      SEC Filings............................................................................41
         5.6      Financial Resources....................................................................42
ARTICLE VI        COVENANTS OF SELLER AND BUYER..........................................................42
         6.1      Further Assurances.....................................................................42
         6.2      No Solicitation........................................................................43
         6.3      Notification of Certain Matters........................................................45
         6.4      Investigation by Buyer.................................................................46
         6.5      Conduct of Business....................................................................46
         6.6      Employee Matters.......................................................................48
         6.7      Proxy Statement; Special Meeting.......................................................50
         6.8      Financing..............................................................................52

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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

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                                                                                                        PAGE
         6.9      Notices................................................................................52
         6.10     Financial Reporting Cooperation........................................................52
         6.11     Compliance with Bulk Sales Laws Requirements...........................................52
         6.12     Seller's Covenant Not to Compete.......................................................52
         6.13     Retention Program......................................................................53
         6.14     Assumption of Mortgage.................................................................53
         6.15     Frederick Lease........................................................................53
         6.16     Incomplete Contracts...................................................................54
ARTICLE VII       CONDITIONS TO SELLER'S OBLIGATIONS.....................................................54
         7.1      Representations and Warranties.........................................................54
         7.2      Agreements and Covenants...............................................................54
         7.3      Consents; Regulatory Compliance and Approval...........................................54
         7.4      No Actions or Court Orders.............................................................54
         7.5      Opinion of Counsel.....................................................................55
         7.6      Corporate Documents....................................................................55
         7.7      Assumption Document....................................................................55
         7.8      Ancillary Agreements...................................................................55
         7.9      Stockholder Approval...................................................................55
         7.10     401(k).................................................................................55
         7.11     Mortgage...............................................................................55
         7.12     Employees..............................................................................55
ARTICLE VIII      CONDITIONS TO BUYER'S OBLIGATIONS......................................................55
         8.1      Representations, Warranties and Covenants..............................................55
         8.2      Agreements and Covenants...............................................................56
         8.3      Consents; Regulatory Compliance and  Approval..........................................56
         8.4      No Actions or Court Orders.............................................................56
         8.5      Opinion of Counsel.....................................................................56
         8.6      Material Changes.......................................................................56
         8.7      Corporate Documents....................................................................56
         8.8      Conveyancing Documents; Release of Encumbrances........................................56
         8.9      Ancillary Agreements...................................................................56
         8.10     Financing..............................................................................56
         8.11     Stockholder Approval...................................................................56

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                                                                                                        PAGE
         8.12     Title Insurance........................................................................57
         8.13     Know-How...............................................................................57
ARTICLE IX        CONSENTS TO ASSIGNMENT.................................................................57
         9.1      Consents to Assignment.................................................................57
ARTICLE X         ACTIONS BY SELLER AND BUYER AFTER THE CLOSING..........................................57
         10.1     Collection of Accounts Receivable and Letters of Credit................................57
         10.2     Books and Records; Tax Matters.........................................................58
         10.3     Survival of Representations, Etc.......................................................58
         10.4     Indemnifications.......................................................................59
ARTICLE XI        TERMINATION............................................................................61
         11.1     Termination............................................................................61
         11.2     Notice of Termination; Effect of Termination...........................................63
         11.3     Fees and Expenses......................................................................63
ARTICLE XII       MISCELLANEOUS..........................................................................64
         12.1     Assignment.............................................................................64
         12.2     Notices................................................................................64
         12.3     Choice of Law..........................................................................65
         12.4     Entire Agreement; Amendments and Waivers...............................................65
         12.5     Multiple Counterparts..................................................................65
         12.6     Expenses...............................................................................66
         12.7     Invalidity.............................................................................66
         12.8     Titles; Gender.........................................................................66
         12.9     Publicity..............................................................................66
         12.10    Confidential Information...............................................................66
         12.11    Cumulative Remedies....................................................................67
         12.12    Specific Performance...................................................................67
         12.13    Arbitration............................................................................67

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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                               EXHIBITS

Exhibit

   A              Facilities...........................................................................  A-1

   B              Escrow Agreement.....................................................................  B-1

   C              Reserved.............................................................................  C-1

   D              Deed.................................................................................  D-1

   E              Bill of Sale.........................................................................  E-1

   F              Assignment of Leases.................................................................  F-1

   G              Assignment of Contract Rights........................................................  G-1

   H              Assignment of Patents and Trademarks.................................................  H-1

   I              Assumption of Certain Liabilities....................................................  I-1

   J              Reserved.............................................................................  J-1

   K              Reserved.............................................................................  K-1

   L              Agreement Not to Compete.............................................................  L-1

   M              Form of Legal Opinion of Buyer's Counsel.............................................  M-1

   N              Form of Legal Opinion of Seller's Counsel............................................  N-1

   O              Title Insurance Policy on the Owned Real Property....................................  O-1

   P              Stockholder Voting Agreement.........................................................  P-1

   Q              Transition Services Agreement........................................................  Q-1

                                        v
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                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of April 16, 2004, is by and among Boston Biomedica, Inc., a Massachusetts corporation ("Parent") and BBI Biotech Research Laboratories, Inc., a Massachusetts corporation ("BBI Biotech", and together with Parent, the "Seller"), and SeraCare Life Sciences, Inc., a California corporation ("Buyer").

                                    RECITALS

         A. Seller owns certain assets which it uses in the conduct of the Business (as defined below). BBI Biotech is a wholly owned subsidiary of Parent.

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

              "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, criminal prosecution, governmental audit, inquiry or investigation or unfair labor practice charge or complaint.

              "AFFILIATE" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              "ANCILLARY AGREEMENTS" shall mean the Non-Competition Agreement, the Transition Services Agreement and the Voting Agreements.

              "ASSUMED LEASES" shall mean all Leases listed on SCHEDULE 4.7, and all Leases which are not required to be listed on SCHEDULE 4.7 which Buyer, in its sole discretion, elects to accept and assume.

              "BALANCE SHEET" shall mean the audited consolidated balance sheet of Parent as of December 31, 2003, included in the Financial Statements for the year ended December 31, 2003, together with the notes thereon.

              "BALANCE SHEET DATE" shall mean December 31, 2003.

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              "BOOKS AND RECORDS" shall mean (a) all records and lists of Seller relating to the Purchased Assets or the Business, including lists of customers, suppliers or personnel of Seller in the Business, (b) all product, business and marketing plans of Seller relating to the Purchased Assets or the Business, and
(c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by Seller relating to the Business or the Purchased
Assets, but excluding Seller's minute books, stock books and Tax returns; provided, however, that copies of such Tax records shall be provided to Buyer at the Closing and copies of such minute books and stock books shall be made available by Seller for inspection by Buyer upon reasonable request by Buyer.

              "BUSINESS" shall mean the business carried on through Parent's business unit that is currently known as "BBI Diagnostics" or "BBIDx" which is the development, manufacture, marketing and sale of quality control products used to monitor and measure test kits performance, including but not limited to Accurun Controls, Quality Control Panels, Basematrix, specialty reagents and Accuchart QC Systems; and the business carried on by BBI Biotech which is the research and development support for the quality control products, specialty reagents, contract research for the NIH, and other government contracts, molecular and cellular biology services, blood and tissue processing and repository services, clinical trials for domestic and foreign test kits and device manufacturers.

              "CLOSING DATE" shall mean the third business day after the last of the conditions set forth in Article VII and VIII hereof is satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, or such other date as Buyer and Seller shall mutually agree upon.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

              "CONFIDENTIALITY AGREEMENT" shall mean that certain
Confidentiality Agreement dated January 9, 2003 between Parent and Buyer.

              "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, accepted purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, covenant not to compete, employment agreement, license, obligation or commitment to which Seller is a party or is bound or which relates to the Business or the Purchased Assets, whether oral or written, but excluding all Leases.

              "CONTRACT RIGHTS" shall mean all of Seller's rights and obligations under the Contracts listed on SCHEDULE 4.7 and under any Contracts relating to the Business not so listed which Buyer, in its sole discretion, elects to accept and assume.

              "COPYRIGHTS" shall mean all copyrights relating to the Business, including but not limited to the websites relating to the Business, and all registrations or applications for registration of any copyright.

              "COURT ORDER" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

              "DEFAULT" shall mean (a) a breach of or default under any Contract, Permit or

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Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, Permit or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract, Permit or Lease.

              "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. The sections of the Disclosure Schedule have been numbered to correspond to the applicable section of this Agreement and, together with all matters under such heading, shall be deemed to qualify ONLY that section, unless it is reasonably apparent upon reading the disclosure that the disclosure is intended to qualify another section as well, in which case such disclosure shall also be deemed to qualify such additional section. The Schedules may include items or information which the Parent or BBI Biotech, as applicable, are not required to disclose under this Agreement. Inclusion of any item in a Schedule (i) does not represent a determination by the Parent or BBI Biotech, as applicable, that such item is material or will have a Material Adverse Effect nor shall it be deemed to establish a standard of materiality, and (ii) does not represent a determination by Parent or BBI Biotech, as applicable, that such item did not arise in the ordinary course of business. Headings have been inserted in sections of the Schedules for the convenience of reference only and shall to no extent affect the construction or interpretation of any of the provisions of this Agreement or the Schedules.

              "DOMAIN NAMES" shall mean all Internet domain names used in the Business.

              "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties other than Permitted Encumbrances, whether voluntarily incurred or arising by operation of law or otherwise, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or Lease in the nature thereof.

              "EXCLUDED ASSETS" shall include only:

              (a) those assets owned by Parent or BBI BioSeq, Inc. that do not relate to the Business, all of which are set forth on SCHEDULE 1.1E(i), and all of the assets owned by BBI Source Scientific, Inc.;

              (b) Parent's rights in the capital stock it owns of Panacos Pharmaceuticals, Inc., and Parent's rights under the investment documents set forth on SCHEDULE 1.1E(ii).

              (c) all Permits listed on SCHEDULE 1.1E(iii);

              (d) all computers listed on SCHEDULE 1.1E(iv) and computer software that both (i) is not material to the Business and (ii) has a replacement cost of less than $2,500 for all such software;

              (e) all insurance policies listed on SCHEDULE 1.1E(v);

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              (f) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity not relating to the Business or arising out of or relating to the Purchased Assets, to the extent related to the Excluded Liabilities;

              (g) all intercompany receivables and payables of Seller which are owed by or to Parent or any entity which, after the Closing Date, is an Affiliate of Parent or BBI Biotech;

              (h) the loan receivable and accrued interest relating thereto from Richard T. Schumacher appearing on the Parent's Balance Sheet;

              (i) the Lease Deposit;

              (j) the Contracts listed on SCHEDULE 1.1E(vi);

              (k) the representations, warranties and guarantees listed on
SCHEDULE 1.1(E)(vii); and

              (l) all cash and cash equivalents of Seller.

              "FACILITIES" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on EXHIBIT A attached hereto.

              "FACILITY LEASES" shall mean all of the Leases of Facilities listed on SCHEDULE 4.6.

              "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Parent or BBI Biotech and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, including all warranty rights with respect thereto.

              "FORMER FACILITY" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities which was owned, leased or operated by Seller in connection with the Business at any time prior to the date hereof, but excluding any Facilities.

              "FREDERICK LEASE" means that certain lease agreement, dated March 1, 2004, between MIE Properties, Inc. and BBI Biotech for the property located at 8425 Progress Drive, Suites A-Y, Frederick, Maryland.

              "INSURANCE POLICIES" shall mean the insurance policies listed on
SCHEDULE 4.22.

              "INVENTORY" shall mean all inventory relating to the Business held for resale in the Business or used in connection with the Business and all of Parent's and BBI Biotech's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located. Such inventory shall consist of new and unused items of a quality and quantity usable or saleable in the ordinary course of business and valued in accordance with GAAP at the lower of cost or market on a first-in-first-out basis consistent with the Past Practices.

              "LEASE DEPOSIT" shall mean that certain cash deposit of $110,000 deposited by

                                        4
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Parent with MIE Properties, Inc. under the Frederick Lease.

              "LEASED REAL PROPERTY" shall mean all property described in the Facility Leases.

              "LEASEHOLD ESTATES" shall mean all of Seller's rights and obligations as lessee under the Leases.

              "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

              "LEASES" shall mean all of the existing leases with respect to the personal or real property of Seller, including but not limited to all leases with respect to the personal and real property of Parent and BBI Biotech used in the Business.

              "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

              "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to the Business or the Purchased Assets any material adverse effect or change in the financial condition, business, results of operations, Purchased Assets, Liabilities or operations of the Business or on the ability of Seller to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, reasonably be expected to constitute a "Material Adverse Effect" or "Material Adverse Change."

              "MORTGAGE" shall mean that certain Mortgage and Security Agreement between Commerce Bank and Trust Company and Parent, dated March 31, 2000.

              "NON-COMPETITION AGREEMENT" shall mean the Non-Competition Agreement to be entered into between Buyer and Richard Schumacher, the form of which is attached hereto as EXHIBIT L.

              "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

              "OWNED REAL PROPERTY" shall mean all real property used in the Business and owned by Seller, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

              "PAST PRACTICES" means the principles and procedures set forth on
SCHEDULE 1.1P

              "PARENT'S RIGHTS PLAN" shall mean that certain Rights Agreement dated as of February 27, 2003 between Boston Biomedica, Inc., and Computershare Trust Company, Inc.

              "PATENTS" shall mean all patents and patent applications and registered design and registered design applications relating to the technology or know-how used in the Business.

              "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the present conduct of, or relating to the operation of the Business.

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              "PERMITTED ENCUMBRANCES" shall mean (a) liens for Taxes and other governmental assessments or charges not yet due and payable or which are set forth on SCHEDULE 1.1Q and are being contested in good faith and by appropriate proceedings; (b) minor liens which in the aggregate related to claims totaling less than $25,000, do not materially detract from the value or transferability of the property or assets subject thereto or materially interfere with the present use and have not arisen other than in the ordinary course of business;
(c) title exceptions identified on the title insurance policy attached hereto as EXHIBIT O; and (d) the Mortgage.

              "PERSON" shall mean an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including any governmental entity.

              "PROPRIETARY RIGHTS" shall mean all Copyrights, Patents, Trademarks, Domain Names, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), confidential information, trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and all other intellectual property rights all as used in the Business.

              "PURCHASED ASSETS" shall mean all of the business, properties, assets, privileges, claims, contracts and rights of every kind and nature, whether tangible or intangible, real or personal, absolute or contingent, wherever located, used in connection with, or relating to, the Business, including those assets identified on the Balance Sheet and any additional assets which may be acquired by Parent or BBI Biotech for the Business after the Balance Sheet Date through the date of Closing, and which specifically include all of Seller's right, title and interest in the following:

              (a) all accounts and notes receivable (whether current or noncurrent), refunds (including without limitation any prepaid insurance premiums) relating to the Business;

              (b) all Contract Rights (but excluding all rights and obligations under the Contracts listed on SCHEDULE 1.1(E)(vi);

              (c) all Assumed Leases and Leasehold Estates;

              (d) all Owned Real Property;

              (e) all Leasehold Improvements;

              (f) all Fixtures and Equipment;

              (g) all Inventory;

              (h) all Books and Records;

              (i) all Proprietary Rights;

              (j) all Permits other than those non-transferable Permits listed on SCHEDULE 1.1(E)(iii);

              (k) all computers and software used in the Business, including but not limited to I Renaissance software, data entry software, government contracting software, including Procas, Microsoft Office, but excluding (i) computer software that both (A) is not material to the Business

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and (B) has a replacement cost of less than $2,500 for all such software and
(ii) the computers listed on SCHEDULE 1.1(E)(iv);

              (l) all Insurance Policies, other than the Insurance Policies listed on SCHEDULE 1.1(E)(v);

              (m) all supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business;

              (n) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Purchased Assets or services furnished to Seller pertaining to the Business or affecting the Purchased Assets, other than the warranties, representations and guarantees listed on SCHEDULE 1.1(E)(vii);

              (o) all deposits, prepayments and prepaid expenses of Parent or BBI Biotech relating to the Business, but excluding the Lease Deposit;

              (p) all assets of BBI Biotech; and

              (q) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Parent or BBI Biotech in the Business on or prior to the Closing Date;

For the avoidance of doubt, the Purchased Assets shall exclude the Excluded Assets and shall exclude any assets sold by Seller in the ordinary course of Business subsequent to the Balance Sheet Date to the extent such sale is permitted under Section 6.5.

              "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, FDA guidelines, EU-IVDD guidelines and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

              "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

              "REVOLVING CREDIT AND SECURITY AGREEMENT" means that certain Revolving Credit and Security Agreement by and among Parent, BBI Biotech, BBI Source Scientific, Inc., BBI Bioseq, Inc. and CapitalSource Finance LLC, dated February 5, 2004.

              "SUBSIDIARY" shall mean any Person in which Seller has a direct or indirect equity or ownership interest in excess of 20% and which participates in the conduct of the Business or which owns any of the Purchased Assets.

              "TAX" shall mean any federal, state, local, foreign or other tax, levy, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use,

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employment, occupancy, franchise or withholding taxes, including without limitation interest, penalties and additions in connection therewith.

              "TRADEMARKS" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks used in the Business.

              "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement to be entered into by and among Buyer and Parent, the form of which is attached hereto as EXHIBIT Q.

              "VOTING AGREEMENTS" shall mean, collectively, (i) that certain Voting Agreement, dated as of the date hereof, by and between Buyer and Richard Schumacher in the form attached hereto as EXHIBIT P-1, and (ii) that certain Voting Agreement, dated as of the date hereof, by and among Buyer, Richard P. Kiphart, Rebecca Kiphart and Shoreline Mircrocap Fund I, L.P. in the form attached hereto as EXHIBIT P-2.

              1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  Term                                                                  Section
                  ----                                                                  -------
                  Adjustment Amount                                                     2.5(b)
                  Acquisition Proposal                                                  6.2(c)
                  Acquisition Transaction                                               6.2(c)
                  Assumed Liabilities                                                   2.2
                  Assumption Document                                                   3.2(b)
                  Benefit Arrangement                                                   4.19(a)
                  BBI Biotech                                                           Recitals
                  Buyer                                                                 Recitals
                  Buyer SEC Filings                                                     5.5(a)
                  CERCLA                                                                4.28(a)
                  Claim                                                                 10.4(d)
                  Claim Notice                                                          10.4(d)
                  Closing                                                               3.1
                  Closing Balance Sheet                                                 2.5(a)
                  Closing Net Asset Value                                               2.5(b)
                  Commitment Letters                                                    5.6
                  Confidential Information                                              12.1(b)
                  Damages                                                               10.4(a)
                  Defaulting Party                                                      11.3
                  Employee Plans                                                        4.19(a)
                  Environmental Conditions                                              4.28(a)
                  Environmental Laws                                                    4.28(a)
                  ERISA                                                                 4.19(a)
                  ERISA Affiliate                                                       4.19(a)
                  Escrow Agreement                                                      2.4(b)
                  Escrowed Amount                                                       2.4(b)
                  Estimated Adjustment Amount                                           2.4(c)
                  Evaluation Date                                                       4.11
                  Exchange Act                                                          4.10(a)
                  Excluded Liabilities                                                  2.3

                  Expenses                                                              11.3
                  FAR                                                                   2.9(e)
                  Financial Statements                                                  4.10(b)
                  Financing                                                             6.9
                  GAAP                                                                  4.10(b)
                  Government Contracts                                                  2.9(a)
                  Hazardous Substance                                                   4.28(a)
                  Incomplete Contracts                                                  6.16
                  Independent Accountant                                                2.5(d)
                  Inventory Service                                                     2.6
                  JAMS                                                                  12.13
                  Long-term Government Contracts                                        2.9(b)
                  Objection Notice                                                      2.5(d)
                  Outside Date                                                          11.1(b)
                  Parent                                                                Recitals
                  Parent SEC Filings                                                    4.10(a)
                  Parent Stockholders                                                   6.7(a)
                  Proper Authorities                                                    2.9(e)
                  Proxy Statement                                                       6.7(a)
                  Purchase Price                                                        2.4(a)
                  RCRA                                                                  4.28(a)
                  Release                                                               4.28(a)
                  Rehired Employee                                                      6.6(a)
                  SEC                                                                   4.10(a)
                  Securities Act                                                        4.10(a)
                  Short-term Government Contracts                                       2.9(b)
                  SOPs                                                                  8.13
                  Special Meeting                                                       6.7(a)
                  Stockholder Approval Matters                                          6.7(a)
                  Superior Offer                                                        6.2(b)
                  Target Net Asset Value                                                2.5(b)
                  Termination Fee                                                       11.3
                  Triggering Event                                                      11.1(i)
                  WARN Act                                                              4.12(d)
                  Welfare Plan                                                          4.19(a)
                  Work                                                                  2.9(f)

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         2.1 TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Purchased Assets, free and clear of all Encumbrances.

         2.2 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Seller (the "Assumed Liabilities"):

              (a) accounts payable set forth on the Balance Sheet or incurred after the Balance Sheet Date but prior to the Closing, in the ordinary course of business, but excluding any intercompany accounts payable, and in each case, only to the extent such payable is included on the Closing Balance Sheet;

              (b) accrued expenses set forth on the Balance Sheet or incurred after the Balance Sheet Date but prior to the Closing, in the ordinary course of business, and in each case, only to the extent such accrued expense is included on the Closing Balance Sheet;

              (c) accrued compensation and vacation set forth on the Balance Sheet or incurred after the Balance Sheet Date but prior to the Closing, in the ordinary course of business and in each case, only to the extent such accrued compensation or vacation is included on the Closing Balance Sheet;

              (d) notes payable set forth on the Balance Sheet, but only to the extent such note payable is included on the Closing Balance Sheet;

              (e) accruing, arising out of, or relating to events or occurrences happening after the Closing Date under (i) the Assumed Leases, (ii) Contracts listed on SCHEDULE 4.7 and including those identified on SCHEDULE 2.9, and (iii) Contracts which are not listed on SCHEDULE 4.7 but which Buyer, in its sole discretion, elects to accept and assume, but in each case not including any Liability for any Default under any Contract or Assumed Lease occurring on or prior to the Closing Date;

              (f) the Mortgage;

              (g) any Tax arising from the operation of the Business for periods (including portions of Taxable periods) beginning after the Closing Date; and

              (h) in respect of Rehired Employees to the extent expressly assumed by Buyer pursuant to Section 6.6.

The assumption by Buyer of the Assumed Liabilities shall not expand the rights or remedies of any third party against Buyer or Seller as compared to the rights or remedies which such third party would have had against Seller had Buyer not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.3 EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"). Seller shall remain liable for and shall discharge the Excluded Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities include, without limitation:

              (a) Except as otherwise provided in Section 6.6, any Liability to or in respect of any employees or former employees of Seller including without limitation (i) any employment or severance agreement or arrangement, whether or not written, between Seller and any person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

              (b) Any Liability of Parent or BBI Biotech in connection with any Tax for periods ending on or prior to the Closing, including any Taxes arising in connection with the transactions contemplated by this Agreement;

              (c) any Tax arising from the operation of the Business for periods (including portions of Taxable periods) ending on or before the Closing Date;

              (d) Any Liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or any other person or entity on or prior to the Closing Date;

              (e) Any Liability of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Purchased Assets in any material respect and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date;

              (f) Any Liability of Parent or BBI Biotech resulting from negotiating, entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement;

              (g) Any Liability related to any Former Facility;

              (h) Any Liability related to any site where Seller or any of its Affiliates formerly disposed of solid or hazardous waste;

              (i) Any fees and expenses of Seller in connection with the transactions contemplated by this Agreement;

              (j) Any Liabilities to stockholders or former stockholders of Seller relating to matters arising on or prior to Closing (including but not limited to the transactions contemplated by this Agreement or by the Proxy Statement);

              (k) Any amounts due under any Insurance Policy, to the extent such amounts relate to periods prior to the Closing;

              (l) Any Liabilities arising from or relating to the Excluded
Assets;

              (m) Any Liabilities under any Contract, Lease, Permit or Government Contract relating to actions or omissions occurring prior to the Closing;

              (n) (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables) in respect of which Seller is liable, contingent or otherwise, as obligor or otherwise and any commitment by which Seller assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit (including but not limited to all Liabilities and obligations under the Revolving Credit and Security Agreement); (ii) indebtedness guaranteed in any manner by Seller, including a guarantee in the form of an agreement to repurchase or reimburse;
(iii) except for capitalized leases listed on SCHEDULE 4.7, obligations under capitalized leases in respect of which Seller is liable, contingent or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations Seller assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses payable with respect to any of the foregoing;

              (o) any Liabilities which Buyer may become liable for as a result of or in connection with the failure by Seller to comply with any bulk sale or bulk transfer laws or as a result of any "defacto merger" or "successor in interest" theories of liabilities;

              (p) any Liabilities to the extent relating to violations or alleged violations of, or any liabilities or obligations under, law (including Environmental Laws, Permits and Environmental Permits) that arise from the operation of the Business prior to the Closing;

              (q) any Liabilities with respect to the matters set forth on SCHEDULES 4.12 (but excluding those Liabilities specified on SCHEDULE 4.12 under the heading "Post-Closing Obligations of Buyer"), 4.13 (b, c, d and e), 4.20,
4.21 and 4.28; and

              (r) All intercompany Liabilities of Parent, BBI Biotech or any Subsidiary.

         2.4  PURCHASE PRICE.

              (a) PURCHASE PRICE. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, the aggregate amount of Thirty Million Dollars ($30,000,000.00) (the "Purchase Price"), SUBJECT, HOWEVER, to the adjustment as set forth in Section 2.5, and shall assume the Assumed Liabilities.

              (b) PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall (A) pay the aggregate amount of the Purchase Price less (i) the Estimated Adjustment Amount and (ii) $2.5 million (the "Escrowed Amount"), to Seller by wire transfer of immediately available funds to an account designated by Seller and (B) deliver the Escrowed Amount by wire transfer of immediately available funds to the escrow agent under the escrow agreement to be executed at the Closing in the form attached hereto as EXHIBIT B (the "Escrow Agreement"). The term of the Escrow Agreement shall be for a period of 18 months from the Closing Date and shall be used to secure payment for indemnification claims pursuant to Section 10.4(a) hereof.

              (c) PURCHASE PRICE ALLOCATION. The Purchase Price and the Assumed Liabilities shall be allocated by Buyer among the Purchased Assets in the manner required by Section 1060 of the Code and regulations thereunder. Buyer shall deliver to Seller a copy of such allocation within seventy five (75) days after the Closing. Buyer and Seller agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with such allocation and which gives effect to any Adjustment Amount determined in accordance with Section 2.5 hereof.

         2.5  POST-CLOSING ADJUSTMENT.

              (a) CLOSING BALANCE SHEET. On or before sixty (60) days after Closing, Buyer shall prepare (i) a balance sheet of the Business dated as of the Closing Date (the "Closing Balance Sheet"), and (ii) a reasonably detailed calculation of the Adjustment Amount (as defined below). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis with the Balance Sheet and the Past Practices, and shall fairly and accurately present the Purchased Assets and Assumed Liabilities (including reserves) as of the Closing Date, subject to any adjustments pursuant to Section 2.5(b) hereof, and appropriately adjusted to exclude any amounts subject to proration under Section 2.7. Seller's personnel and Representatives shall be entitled to be present and to observe all aspects of the preparation of the Closing Balance Sheet.

              (b) ADJUSTMENT AMOUNT. The "Adjustment Amount" shall be an amount equal to the Closing Net Asset Value less $8.5 million (the "Target Net Asset Value"). "Closing Net Asset Value" shall mean the net amount of Purchased Assets less Assumed Liabilities as set forth on the Closing Balance Sheet. The parties understand and agree that an adjustment to the Closing Net Asset Value calculation will be made to eliminate the impact of normal incremental accumulated depreciation on Purchased Assets that are included on the Balance Sheet, calculated on a basis consistent with prior periods, and recorded from January 1, 2004 through and including the Closing Date; provided, however, that in no event shall such incremental accumulated depreciation exceed $100,000 per month. The parties also understand and agree that an adjustment to the Closing Net Asset Value calculation will be made to eliminate the impact of any expenditures made by Parent after the date hereof, but prior to Closing with respect to the Frederick Lease, but only to the extent that such expenses are approved in advance in writing by Buyer (which writing must (i) specify the amount of the approved expenses and (ii) state that such approved expenses will be added to the Closing Net Asset Value for purposes of determining the Adjustment Amount).

              If the Target Net Asset Value is greater than the Closing Net Asset Value, then the Purchase Price shall be reduced by an amount equal to such deficiency, and the Seller shall wire transfer the amount of such deficiency in immediately available funds to an account designated by the Buyer. If the Closing Net Asset Value is greater than the Target Net Asset Value, then the Purchase Price shall be increased by an amount equal to such surplus and the Buyer shall wire transfer the amount of such surplus in immediately available funds to an account designated by the Seller. The payments to be made pursuant to this Section 2.5(b) shall be adjusted as appropriate to reflect any reduction in the Purchase Price paid at Closing resulting from the Estimated Adjustment Amount.

              (c) ESTIMATED ADJUSTMENT AMOUNT. Seller shall deliver to Buyer, not less than three business days prior to the Closing Date, a certificate, signed by Parent's chief financial officer (or the principal financial officer of Parent, if Parent does not then have a chief financial officer), setting forth (i) an estimated Closing Balance Sheet, (ii) an estimate of the Closing Net Asset Value and (iii) an estimate of the Adjustment Amount (the "Estimated Adjustment Amount"); provided however, that if the estimate of the Adjustment Amount is greater than zero, then the Estimated Adjustment Amount shall equal zero. The estimated Closing Balance Sheet, the estimate of the Closing Net Asset Value and the Estimated Adjustment Amount will each be determined and prepared according to the principles set forth in Section 2.5(a) and (b).

              (d) DISPUTED ADJUSTMENT AMOUNT. Seller will have thirty (30) days after receipt of the Closing Balance Sheet and the Adjustment Amount to review and deliver a written notice of objection (the "Objection Notice") to Buyer. The Objection Notice shall state each item to which Seller takes exception. The Objection Notice shall specify in reasonable detail the nature and amount of any such exception. In connection with such review, the Seller will have the right to review the methods used in the preparation of the Closing Balance Sheet and the Adjustment Amount, and to confer with Buyer. If Seller does not provide an Objection Notice to Buyer within thirty (30) days after receipt of the Closing Balance Sheet and the Adjustment Amount, Seller will be deemed to have accepted and agreed to the Closing Balance Sheet and the Adjustment Amount, and the deficiency or surplus, as the case may be, shall immediately be paid to the appropriate party in accordance with Section 2.5(b) hereof. If Seller delivers an Objection Notice to Buyer within such time period, then within ten (10) days after the Objection Notice is received by Buyer, the Buyer and the Seller shall
(i) meet to consider such objections and may agree to revise the Adjustment Amount, in which case the amount so agreed will be binding on the Buyer and the Seller, and the deficiency or surplus, as the case may be, shall immediately be paid to the appropriate party in accordance with Section 2.5(b) hereof, or (ii) specify that an independent firm of public accountants of nationally recognized standing mutually selected by the Seller and the Buyer, it being agreed that Ernst & Young LLP is mutually acceptable (the "Independent Accountant"), will review the Closing Balance Sheet and the Adjustment Amount and the Objection Notice and report to the Seller and the Buyer the Independent Accountant's determination of the Adjustment Amount (using the methodologies agreed to herein), which determination will be made within sixty (60) days after the date that the Independent Accountant receives the Closing Balance Sheet, the Adjustment Amount and the Objection Notice. Such determination by the Independent Accountant will be final and binding on the Buyer and the Seller. Once the final determination has been made by the Independent Accountant, the deficiency or surplus, as the case may be, shall immediately be paid to the appropriate party in accordance with Section 2.5(b) hereof. All of the fees and expenses of the Independent Accountant, if any, shall be paid equally by the Buyer, on the one hand, and the Seller, on the other hand.

              (e) TAX TREATMENT. Buyer and Seller agree to treat any payments under this Section 2.5 as an adjustment to the Purchase Price for all federal, state and local Tax purposes.

         2.6 INVENTORY PROCEDURES. Within five days of Closing, the quantities of Inventory to be purchased and sold hereunder shall be determined by an itemized inventory to be taken at such time as Buyer and Seller mutually agree and shall be adjusted to book as of the Closing Date based upon a physical inventory pursuant to which all Inventory will be counted as to quantity and value by personnel of Seller and Buyer using the same procedures normally used by Seller to take inventories of the type of Inventory being counted consistent with the Past Practices (a written copy of such procedures has been provided by Seller to Buyer and is attached as Schedule 1.1(P)); provided, that if Buyer and Seller shall mutually agree, an outside inventory service or services (the "Inventory Service") mutually selected by Seller and Buyer may be selected to take such inventory. The Inventory Service shall follow GAAP and the Past Practices in taking such inventory. Both Buyer and Seller will have the right to have Representatives present to observe the physical inventories. Any disputes as to the physical count of any item of Inventory will, if possible, be resolved while such physical inventory is being taken. Any unresolved disputes regarding the physical count of any item of Inventory not resolved by the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both parties, or if they are unable to agree then by the Inventory Service. The determination of any third party so engaged shall be final and binding on the parties. The fees and expenses of the Inventory Service shall be borne by Buyer and Seller equally. Any disputes as to the usability, valuation or salability of any item of Inventory will be resolved in connection with the determination of the Closing Net Asset Value, or sooner if the parties can so agree. Any unresolved disputes with respect to the usability, valuation or salability of any item of Inventory will be referred to the Independent Accountant and resolved pursuant to the procedures set forth in Section 2.5(d) as if the amount was the subject of an Objection Notice. The Independent Accountant shall follow GAAP and the Past Practices in determining the usability, valuation or salability of any item of Inventory and the determination of the Independent Accountant on any such matter shall be final and binding on the parties.

         2.7  PRORATIONS.

              (a) INTEREST. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, all prepaid interest and interest payable with respect to any interest bearing obligations assumed by Buyer hereunder shall be prorated between Buyer and Seller as of the Closing Date.

              (b) UTILITIES; TAXES. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, the real and personal property Taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or Taxes, merchants' association dues and other similar periodic charges payable with respect to the Purchased Assets or the Business shall be prorated between Buyer and Seller effective as of the Closing Date. To the extent practicable, utility meter readings for the Facilities shall be determined as of the Closing Date. Real and personal property Taxes shall be prorated on a per diem basis. If the real property Tax rate for the current Tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding Tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value of any Facility prior to the Closing Date.

              (c) RENTS. Seller shall pay all rent under the Assumed Leases through the end of the calendar month in which the Closing Date occurs, and, on the Closing Date, Buyer shall reimburse Seller for such rent accrued from the Closing Date through the end of such month as part of the post-Closing proration.

         2.8 CLOSING COSTS; TRANSFER TAXES AND FEES. Seller shall be responsible for any documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay the costs of any title searches or insurance premiums for title insurance to be obtained by Buyer with respect to the Owned Real Property. Buyer shall pay all costs of applying for new Permits and Seller shall pay the costs incurred prior to Closing to transfer all of the existing Permits which may be lawfully transferred to Buyer at the Closing.

         2.9  GOVERNMENT CONTRACTS.

              (a) Attached hereto as SCHEDULE 2.9 is a list describing all of Seller's United States government contracts, subcontracts, agreements, grants and awards relating to the Business which have not yet been fully performed by Seller and all of Seller's pending proposals and applications therefor (collectively, the "Government Contracts"). For the avoidance of doubt, "Government Contracts" shall not include, and Buyer shall not have any liability for, any United States government contracts, subcontracts, agreements, grants and awards relating to the Business whose period of performance is complete (irrespective of whether such contract has been subject to final audit by the relevant governmental entity).

              (b) Seller and Buyer acknowledge and agree that they shall seek a prompt novation into the name of the Buyer of those Government Contracts so designated on SCHEDULE 2.9 (the "Long-term Government Contracts") and that they shall not seek a novation into the name of the Buyer of those Government Contracts so designated on SCHEDULE 2.9 (the "Short-term Government Contracts").

              (c) With regard to the Short-term Government Contracts, after Closing the parties shall make interim legal arrangements whereby the Buyer, on behalf of the Seller, shall alone perform all of the duties and obligations of the Seller under each of said Short-term Government Contracts in return for which the Buyer shall be entitled to receive all payments to which the Seller is entitled thereunder with respect to such post-Closing performance of each of said Short-term Government Contracts.

              (d) With regard to the Long-term Government Contracts, until the appropriate United States government authority has consented to the novation into the name of the Buyer of each such Long-term Government Contract or in the event such consent is not granted, the parties shall make interim legal arrangements whereby the Buyer, on behalf of the Seller, shall alone perform all of the duties and obligations of the Seller under each of said Long-term Government Contracts as a subcontractor to Seller in return for which the Buyer shall be entitled to receive all payments to which the Seller is entitled thereunder with respect to such post-Closing performance of each of said Long-term Government Contracts.

              (e) Promptly after Closing the parties hereto shall advise the proper government authorities with respect to the Long-term Government Contracts (the "Proper Authorities") of this Agreement and shall request from the Proper Authorities formal novations into the name of the Buyer of the Long-term Government Contracts (for example, by filing United States government standard novation agreements in accordance with applicable Federal Acquisition Regulations ("FAR")). If possible, such novation agreements shall provide for the novations to be effective as of the date of Closing. The parties hereto shall each cooperate with each other, and shall each use reasonable efforts, to effect the prompt novation into the name of the Buyer of the Long-term Government Contracts.

              (f) Pending execution and delivery of such a novation agreement by all parties thereto with respect to a Long-term Government Contract, and at all times with respect to the Short-term Government Contracts, the Buyer shall carry out and perform all of the duties and obligations of the Seller under said Long-term Government Contracts and Short-term Government Contracts arising after the date of Closing (collectively, the "Work"). Buyer shall carry out and perform the Work in accordance with the time periods, standards of quality, and other terms and conditions set forth in the applicable Government Contracts, consistent with Seller's past practices. After execution and delivery of a novation agreement by all parties thereto with respect to a Long-term Government Contract, if the Seller has guaranteed the performance of the Buyer or is otherwise directly or indirectly liable or obligated for the Buyer's performance of said novated Long-term Government Contract, then the Buyer shall carry out and perform all of the duties and obligations of the Buyer under said novated Long-term Government Contract in accordance with the times periods, standards of quality, and other terms and conditions set forth in the applicable novated Long-term Government Contract.

              (g) After Closing, the Buyer shall from time to time bill the Seller for Work, and the Seller shall in turn, bill the Proper Authorities for the Work in the same amount, each in accordance with the payment schedules and terms and conditions of the respective Government Contracts. Promptly upon Seller's receipt of payment of such bills (but in no event more than three (3) business days after receipt of such payments), Seller shall endorse the same to the order of the Buyer and deliver the same to the Buyer, or shall wire transfer such payment to an account designated by Buyer. With regard to work-in-process and unbilled costs and expenses with respect to Government Contracts performed by the Seller on or before the date of Closing but not billed on or before the date of Closing, such work-in-process and unbilled costs and expenses shall be included in the next appropriate bills to the respective Proper Authorities (which bills may include post-Closing Work performed by the Buyer) and the Seller, to the extent such amounts were not included on the Closing Balance Sheet, shall be entitled to the payments therefor (with an appropriate allocation of the payment of the applicable bills if such bills included post-Closing Work performed by the Buyer). The Seller hereby represents and warrants that set forth in SCHEDULE 2.9(g) is a complete and accurate list of the total dollar amount billed under each such Government Contract through February 29, 2004. For the period February 29, 2004 through the Closing, Seller shall bill for the Government Contracts at the same overhead and general and administrative rates as has been previously used for each such Government Contract in the past. Whichever party pays invoices relating to the Government Contracts shall also be entitled to bill therefor. Seller will pay for direct labor and will be entitled to bill therefor through the Closing. Neither party shall seek a higher overhead or general and administrative rate for services performed through Closing.

              (h) In the event at any time after Closing, the United States government declares or gives notice of a Default either under any Long-term Government Contract which has not been novated into the name of the Buyer or under any Short-term Government Contract, and, in either case such Default results from the performance of, or failure to perform by Buyer the duties and obligations of Seller or Buyer under the Government Contracts arising after the date of Closing, and if Buyer has not cured such alleged Default within sixty
(60) days of such governmental notice, then the Seller shall be entitled to (subject to any required consent of the United States government), but shall not be obligated to, immediately take over performance of the applicable Government Contract in place of the Buyer, to seek to cure the applicable Default, and to otherwise seek to mitigate any damages which the Seller may suffer as a result of such Default. In such event, the Buyer shall use its commercially reasonable efforts to cooperate with the Seller to cure the applicable Default, and to otherwise mitigate any damages which the Seller may suffer as a result of such Default.

              (i) Until the earlier to occur of the date such Government Contract is novated or six months after the Closing Date, Buyer shall not amend, modify, supplement, renew or extend in any respect either (A) any Short-term Government Contract or (B) any Long-term Government Contract the performance by Buyer under which has been guaranteed by Seller or under which Seller is otherwise directly or indirectly liable or obligated for Buyer's performance, without prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. After such time, Buyer shall not amend, modify, supplement, renew or extend in any respect either (X) any Short-term Government Contract or
(Y) any Long-term Government Contract the performance by Buyer under which has been guaranteed by Seller or under which Seller is otherwise directly or indirectly liable or obligated for Buyer's performance, without prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that Seller's prior written consent shall not be necessary for any (1) amendment, supplement, modification, renewal or extension that would not materially expand the liability of Seller under such Government Contract, or
(2) Government Contract that has been novated.

                                   ARTICLE III

                                     CLOSING

         3.1 CLOSING. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California 92618, unless the parties hereto otherwise agree.

         3.2  CONVEYANCES AT CLOSING.

              (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

                  (i) one or more deeds, in the form attached hereto as EXHIBIT D, conveying good and marketable fee simple title to all Owned Real Property included in the Purchased Assets, subject to the exceptions set forth in Section 4.6(a), to Buyer or its designee;

                  (ii) one or more bills of sale, in the form attached hereto as EXHIBIT E, conveying in the aggregate all of Seller's owned personal property included in the Purchased Assets;

                  (iii) subject to Section 9.1, Assignments of Lease in the form attached hereto as EXHIBIT F with respect to the Assumed Leases;

                  (iv) subject to Section 9.1, Assignments of Contract Rights, each in the form of EXHIBIT G attached hereto, with respect to the Contract Rights;

                  (v) Assignments of Patents and Trademarks and other Proprietary Rights, each in the form attached hereto as EXHIBIT H, in recordable form to the extent necessary to assign such rights;

                  (vi) all documentation required to exempt Seller or Buyer from the withholding requirements of Section 1445 of the Code, consisting of an affidavit from Seller to Buyer stating under penalty of perjury that Seller is not a foreign person and providing Seller's U.S. taxpayer identification number;

                  (vii) the keys and/or codes to all locks located on or in the Purchased Assets (and any and all cards, devices or things necessary to access any Purchased Assets); and

                  (viii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

              (b) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Seller an instrument of assumption substantially in the form attached hereto as EXHIBIT I, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

              (c) FORM OF INSTRUMENTS. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer and Seller.

              (d) CERTIFICATES; OPINIONS. Buyer and Seller shall deliver the certificates, opinions of counsel and other matters and documents described in Articles VII and VIII.

              (e) CONSENTS. Subject to Sections 8.3 and 9.1, Seller shall deliver all Permits and any other third party consents required for the valid transfer of the Purchased Assets as contemplated by this Agreement.

              (f) MORTGAGE. On the Closing, Buyer shall, at its sole discretion, either pay or, if permitted by the mortgagee and the lender, assume the outstanding principal and accrued interest on the outstanding loan relating to the Facilities in West Bridgewater, Massachusetts and, if paid at Closing, then upon receipt of such payment, Seller will cause its mortgage lender to terminate the Mortgage.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Parent and BBI Biotech, jointly and severally, hereby represent and warrant to Buyer as follows, except as otherwise set forth on the Disclosure Schedule.

         4.1 ORGANIZATION OF SELLER. Each of Parent and BBI Biotech is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Each of Parent and BBI Biotech is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its respective activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. True and complete copies of the Articles of Incorporation and Bylaws of each of Parent and BBI Biotech, and all amendments thereto, have been delivered by

Seller to Buyer. SCHEDULE 4.1 contains a true, correct and complete list of all jurisdictions in which Parent or BBI Biotech is qualified to do business as a foreign corporation.

         4.2 SUBSIDIARIES. Except for BBI Biotech, Seller does not have any Subsidiaries which participate in the conduct of the Business or which own any of the Purchased Assets. BBI Source Scientific, Inc. does not own any assets that relate to the Business.

         4.3 AUTHORIZATION. Seller has all requisite corporate power and authority, and except for obtaining approval of Parent's stockholders, has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Seller has all requisite corporate power and authority and has taken all corporate action necessary, to execute and deliver the Ancillary Agreements to which it is a party, to consummate the transactions contemplated thereby and to perform its obligations thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly approved by the board of directors. Except for obtaining approval of Parent's stockholders, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller enforceable against Seller in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). Each of the Ancillary Agreements to which Seller is a party, upon their execution and delivery by the Seller, will constitute the legal, valid and binding obligations of the Seller enforceable against Seller in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). The affirmative vote of the holders of at least two-thirds of the shares of Parent's common stock outstanding and entitled to vote at the Special Meeting is the only vote of the holders of any of Parent's or BBI Biotech's capital stock necessary to approve and adopt this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

         4.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, except as set forth on SCHEDULE 4.4, there has not been any:

              (a) actual or threatened Material Adverse Change in the financial condition, working capital, Purchased Assets, Assumed Liabilities, reserves, revenues, income, or earnings of the Business;

              (b) change in Tax or accounting methods, principles or practices by Seller affecting the Purchased Assets, Assumed Liabilities or the Business;

              (c) material revaluation by Seller of any of the Purchased Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

              (d) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Purchased Assets taken as a whole or the Business;

              (e) cancellation of any indebtedness or waiver or release of any right or claim of Seller relating to the Purchased Assets or Business which had or will have a Material Adverse Effect on the Purchased Assets or the Business;

              (f) other than in the ordinary course of Business, increase in the rate of compensation payable or to become payable to any officer or other employee of Seller involved in the Business or any consultant, Representative or agent of Seller involved in the Business, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule;

              (g) adverse change in employee relations which has or is reasonably likely to have a Material Adverse Effect on the Business or the Purchased Assets or the relationships between the employees of Seller and the management of Seller involved in the Business;

              (h) amendment, cancellation or termination of any material Contract, Lease, or Permit relating to the Purchased Assets or the Business or entry into any Contract, Lease, or Permit which is not in the ordinary course of business, including without limitation any employment or consulting agreements;

              (i) mortgage, pledge or other Encumbrance of any Purchased Assets, except purchase money liens arising in the ordinary course of business;

              (j) sale, assignment or transfer of any of the Purchased Assets, other than in the ordinary course of business;

              (k) incurrence by Seller of Liabilities relating to the Business, except Liabilities incurred in the ordinary course of the Business;

              (l) increase or change in any assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves for the Business;

              (m) payment, discharge or satisfaction of any Liabilities of Seller relating to the Business other than the payment, discharge or satisfaction in the ordinary course of the Business of Liabilities set forth or reserved for on the Financial Statements or incurred in the ordinary course of business;

              (n) capital expenditure by Seller for the Business in excess of $10,000, or the incurring of any obligation by Seller to make any such capital expenditure;

              (o) failure to pay or satisfy when due any Liability of Seller relating to the Business, except where the failure would not have a Material Adverse Effect on the Purchased Assets or the Business;

              (p) disposition or lapsing of any material Proprietary Rights or any disposition or disclosure to any person of any material Proprietary Rights not theretofore a matter of public knowledge;

              (q) existence of any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have a Material Adverse Effect on the Business or the Purchased Assets;

              (r) other than as set forth in SCHEDULE 4.4(r), payment not in the ordinary course of Business from Seller to or on behalf of Seller or any officer, director, stockholder or employee of Seller, pursuant to any agreement or otherwise between Seller or any such person or otherwise;

              (s) any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 6.5 had it existed, occurred or arisen after the date of this Agreement; or

              (t) agreement by Seller to do any of the things described in the preceding clauses (a) through (s) other than as expressly provided for herein.

         4.5 ASSETS. Excluding the Owned Real Property and the Leased Real Property, Seller has and will transfer good and marketable title to the Purchased Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Purchased Assets, free and clear of any Encumbrances. At the Closing, Seller will transfer title to the Owned Real Property to Buyer free and clear of any Encumbrances other than Permitted Encumbrances. The Purchased Assets, including the Owned Real Property and the Leased Real Property, include without limitation all assets reasonably necessary for the conduct of the Business. SCHEDULE 4.5 contains accurate lists of all Purchased Assets, excluding the Owned Real Property and the Leased Real Property, where the value of an individual item exceeds $2,500.00 or where an aggregate of similar items exceeds $10,000.00. To Seller's knowledge and except as set forth on SCHEDULE 4.5, all tangible assets and properties included on the Balance Sheet at a value of at least $25,000 per asset, reasonably necessary for the conduct of the Business which are part of the Purchased Assets, excluding the Owned Real Property and the Leased Real Property, are in good operating condition and repair and are usable in the ordinary course of the Business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation. To Seller's knowledge and except as set forth on SCHEDULE 4.5, all other tangible assets and properties reasonably necessary for the conduct of the Business which are part of the Purchased Assets, excluding the Owned Real Property and the Leased Real Property, are in operating condition and repair and are usable in the ordinary course of the Business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

         4.6 FACILITIES. SCHEDULE 4.6 contains a complete and accurate list of all Owned Real Property.

              (a) OWNED REAL PROPERTY. Seller has not granted any mortgages, pledges, liens, security interests or encumbrances of any kind that would materially and adversely affect the marketability of title of the Owned Real Estate or the Facility Leases, except for the Mortgage and Permitted Encumbrances and Seller has provided to Buyer a copy of the title report attached hereto as EXHIBIT O confirming Seller's ownership of the Owned Real Estate and lack of Encumbrances as of the date of such report. Except for the Permitted Encumbrances, Seller holds title to and enjoys peaceful and undisturbed possession of, all Owned Real Property. Seller has received no notice of any proposed special assessments or eminent domain actions, nor any proposed material changes in property Tax or land use laws affecting the Owned Real Estate or the Facility Leases.

              (b) ACTIONS. There are no pending Actions relating to the Owned Real Property or, to the knowledge of Seller, threatened Actions relating to any Facility.

              (c) LEASES OR OTHER AGREEMENTS. Except for Facility Leases listed on SCHEDULE 4.7, to Seller's knowledge, there are no Leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property.

              (d) FACILITY LEASES AND LEASED REAL PROPERTY. Except for the Permitted Encumbrances, Seller enjoys and will transfer to Buyer at the Closing peaceful and undisturbed possession of all the Leased Real Property.

              (e) CERTIFICATE OF OCCUPANCY. All Facilities have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and, to Seller's knowledge, have been operated and maintained in accordance with applicable Regulations, except as disclosed in SCHEDULE 4.6(e) or where the failure to obtain such approvals or operate or maintain the Facilities in accordance with applicable Regulations would not have a Material Adverse Effect. Seller has provided to Buyer a true and complete copy of the certificate of occupancy for each of the Facilities.

              (f) UTILITIES. All Facilities are supplied with utilities (including without limitation water, sewage or septic, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and, to Seller's knowledge, there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

              (g) IMPROVEMENTS, FIXTURES AND EQUIPMENT. Except as set forth in
SCHEDULE 4.6(g), the improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller in the Business and at the Facilities are (i) in operating condition and repair, (ii) insured to the extent and in a manner customary in the industry and (iii) except as disclosed in SCHEDULE 4.6(e), in conformity with all applicable Regulations, except where the failure to be in conformity would not reasonably be likely to have a Material Adverse Effect.

         4.7  CONTRACTS AND COMMITMENTS.

              (a) CONTRACTS. SCHEDULE 4.7 sets forth a complete and accurate list of all Contracts relating to the Business of the following categories, except for any Contracts entered into in the ordinary course of the business which may be terminated by Seller on less than thirty (30) days notice without penalty:

                  (i) Contracts not made in the ordinary course of the Business;

                  (ii) Employment, consulting and independent contractor contracts with an annualized payment obligation of Seller thereunder in excess of $10,000.00 and severance agreements, including without limitation contracts
(A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of

Seller or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer or Parent or BBI Biotech any severance, termination, parachute payments within the meaning of the Code, or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  (iii)  Labor or union contracts;

                  (iv) Distribution, supply, purchase, development, OEM franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Purchased Assets or the Business other than purchase orders received or written in the ordinary course of business;

                  (v) Options with respect to the purchase of any property, real or personal, whether Seller shall be the grantor or grantee thereunder;

                  (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000.00 or otherwise material to the Business or the Purchased Assets and not cancelable without Liability within 30 calendar days;

                  (vii) Contracts or commitments relating to commission arrangements with others;

                  (viii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually in excess of $5,000.00 or in the aggregate in excess of $15,000.00, whether Seller shall be the borrower, lender or guarantor thereunder or whereby any Purchased Assets are pledged excluding credit provided by Seller in the ordinary course of business to purchasers of its products;

                  (ix) Contracts containing covenants limiting the freedom of Seller or any officer, director, employee or affiliate of Seller to engage in any line of business or compete with any person;

                  (x) Any Contract with the United States, or any state or local government or any agency or department thereof;

                  (xi)   Leases of real property;

                  (xii)  material Leases of personal property;

                  (xiii) Any Contract that grants a power of attorney, agency or similar authority to another person or entity;

                  (xiv) Any Contract with an Affiliate of Seller or any Subsidiary or any Representative of Seller, any Subsidiary or any of their respective Affiliates; and

                  (xv) All other material Contracts (including all Government Contracts).

Except for the Incomplete Contracts, Seller has delivered to Buyer true, correct and complete copies of all of the written Contracts and Leases listed on SCHEDULE 4.7, including all amendments and supplements thereto.

              (b) ABSENCE OF DEFAULTS. All of the Contracts and Leases to which Seller is party or by which it or any of the Purchased Assets is bound or affected are valid, binding and enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). Seller has fulfilled all of its material obligations under each of such Contracts and Leases. To the Seller's knowledge, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in material Default thereunder and no notice of any claim of Default or termination has been given to or by Seller. With respect to any Leases, Seller has not received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

              (c) GOVERNMENT CONTRACTS.

                  (i) The Government Contracts are in full force and effect. Seller has complied with all material terms and conditions of each Government Contract to which it is a party as required and complied in every material respect with, and has conducted its operations in every material respect in accordance with, each applicable Regulation pertaining to Government Contracts including compliance in all material respects with the cost accounting standards set forth in the FAR. All representations and certifications made by Seller with respect to such Government Contracts were accurate in every material respect as of their effective date and Seller has complied with all such representations and certifications in all material respects. No termination, Default, cure or show cause notice has been issued with respect to Seller under any Government Contract since June 30, 2000 and no such notice remains unresolved. Seller has not submitted any quality or test report pursuant to any Government Contract that was inaccurate, untruthful or misleading in any material respect. There exist no outstanding requests for equitable adjustment or other contractual action for relief against Seller either by the U.S. Government or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract and Seller has not requested an equitable adjustment with respect to any Government Contract under which Seller is currently providing services.

                  (ii) Neither Seller, nor to Seller's knowledge, any of Seller's respective employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal indictment by any governmental entity or has pled guilty to any criminal offense which could reasonably be expected to lead to (A) suspension, (B) debarment or (C) in the case of Seller, other ineligibility to be a party to a Government Contract or which could reasonably be expected to subject Seller to any additional reporting obligation under FAR or other Regulations applicable to Government Contracts; and neither Seller, nor to Seller's knowledge, any employee, consultant or agent of Seller, has received any written notice that any investigation is pending with respect to any criminal Regulations and, to the knowledge of Seller, there is no such investigation with respect to any criminal Regulations pending. Seller (and, to the knowledge of Seller, no employee, consultant or agent of Seller) has not received written notice of a pending audit (including any draft audit report received by Seller) or investigation of the Seller or any of Seller's respective officers, employees or representatives by any governmental entity or any other third-party auditor acting on their behalf, nor within the last three years has there been any such audit or investigation of Seller or any of its respective officers, employees or representatives with respect to any Government Contract with respect to which Seller has received written notice or otherwise has knowledge. No audit of Seller by any governmental entity has resulted in an adverse finding with respect to any material irregularity or any misstatement or fraudulent omission arising under or relating to any Government Contract. Since January 1, 2001, Seller has not made any voluntary disclosure in writing to the U.S. Government with respect to any alleged irregularity, misstatement or fraudulent omission arising under or relating to a Government Contract. Seller has not had any such irregularities, misstatements or omissions arising under or relating to any such Government Contract that has led to any suspension, debarment or other ineligibility of Seller to be a party to a Government Contract or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (iii) Except as set forth on SCHEDULE 4.7, there are (i) no outstanding material written claims against Seller, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract, and (ii) no material written disputes between Seller and the U.S. Government under the Contract Disputes Act or any other federal statute or between Seller and any prime contractor, subcontractor or vendor, arising under or relating to any such Government Contract.

         4.8  PERMITS.

              (a) SCHEDULE 4.8(a) sets forth a complete list of all Permits used in the operation of the Business. Except as disclosed in Section 4.6(e), Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of the Business or in the ownership of the Purchased Assets, where, the failure to obtain the same would have a Material Adverse Effect and owns or possesses such Permits free and clear of all Encumbrances. Seller is not in material Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on SCHEDULE 4.8, will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former director, officer or employee of Seller or any affiliate thereof, or to Seller's knowledge, any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller owns, possesses or uses in the Business.

              (b) To Seller's knowledge, except as disclosed on SCHEDULE 4.8(b), no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent or BBI Biotech in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. For purposes of this Section 4.8(b) only, Seller shall be deemed to have knowledge of all declarations, filings, registrations, authorizations, consents, approvals or permits required to be made or obtained by Seller if the business conducted by Buyer as of the date hereof was identical to the Business.

         4.9 NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which Seller is a party, the consummation of the transactions contemplated hereby and thereby, and compliance by Parent or BBI Biotech with any of the provisions hereof or thereof, will not (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Parent or BBI Biotech, (b) except as set forth in SCHEDULE

4.9, violate, conflict with, or result in or constitute a material Default under, or result in the termination of, trigger a material penalty provision under, or accelerate the performance required by, or result in a right of termination or acceleration under, or otherwise accelerate any obligation of Seller under any of the terms, conditions or provisions of any material Contract, Lease or Permit, (c) result in the imposition of any Encumbrance against any assets or properties of the Seller or any of the Purchased Assets, or (d) violate any Regulation or Court Order.

         4.10 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Except as set forth in SCHEDULE 4.10, Parent has timely filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents (including exhibits) required to be filed by it under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") from January 1, 2000 through the date of this Agreement. All reports, schedules, forms, statements and other documents (including exhibits) filed by Seller with the SEC pursuant to the Securities Act and the Exchange Act since January 1, 2000 are referred to herein as the "Parent SEC Filings." The Parent SEC Filings (i) were prepared in compliance, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated in such Parent SEC Filings or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading, and (iii) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Securities Act and the Exchange Act, as the case may be, timely amended prior to the date of this Agreement in order to make them not false or misleading in any material respect in the light of such new circumstances or basis; provided, however, that Parent is not making any representations with respect to information contained in the Parent SEC Filings that does not relate to the Business or the Purchased Assets. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC. Except as set forth in SCHEDULE 4.10(a), all documents required to be filed as exhibits to the Parent SEC Filings have been so filed and Parent has made available to Buyer all exhibits to the Parent SEC Filings filed prior to the date hereof, and will promptly make available to Buyer all exhibits to any additional Parent SEC Filings filed prior to the Closing.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Filings, (i) was complete and correct in all material respects as of their respective dates,
(ii) complied as to form in all material respects with the then current published rules and regulations of the SEC with respect thereto, (iii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iv) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The consolidated financial statements contained in the Parent SEC Filings are referred to hereinafter as the "Financial Statements." At the respective dates of the Financial Statements, there were no material Liabilities of Seller, which, in accordance with generally accepted accounting principles, should have been reserved for in the Financial Statements and/or disclosed in the notes thereto, which are not reserved for in the Financial Statements and/or disclosed in the notes thereto.

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              (c) Parent has heretofore furnished to Buyer a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         4.11 BOOKS AND RECORDS. Seller has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect in all material respects the activities of Seller pertaining to the Business and the Purchased Assets. In connection with the operation of the Business, Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Seller. Seller maintains internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)), which provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent maintains disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). As of the Balance Sheet Date, Parent carried out an evaluation, under the supervision and with the participation of Parent's management, including its President (Principal Executive Officer and Principal Financial Officer) of the effectiveness of the design and operation of Parent's disclosure controls and procedures and, based upon that evaluation, the certifying officer concluded that Parent's disclosure controls and procedures are effective in enabling Parent to record, process, summarize and report information required to be included in Parent's periodic reports filed with the SEC within the required time period. Since the Balance Sheet Date, there have been no changes in Seller's internal controls over financial reporting that have materially affected or are reasonably likely to materially affect, Seller's internal control over financial reporting.

         4.12 LITIGATION. Except as set forth on SCHEDULE 4.12, there are no Actions pending, or to the Seller's knowledge threatened (a) against, related to or affecting (i) the Business or the Purchased Assets (including with respect to Environmental Laws), or (ii) any officers or directors of Seller, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement or (c) in which Seller is a plaintiff, including any derivative suits brought by or on behalf of Seller. Seller is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Seller, the Business or the Purchased Assets. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Seller, the Purchased Assets, any Facility or any Former Facility.

         4.13 LABOR MATTERS.

              (a) Except as set forth in SCHEDULE 4.13(a), Seller is not a party to any collective bargaining agreements and there are no labor unions or other organizations representing any employee of Seller involved in the Business. Except as set forth in SCHEDULE 4.13(a), there are no labor unions or other organizations which have filed a petition with the National Labor Relations Board or any other Governmental Agency seeking certification as the collective bargaining representative of any employee of Seller involved in the Business, and to the knowledge of Seller no labor union or organization is engaged in any organizing activity with respect to any employee of Seller involved in the Business. In the three (3) years prior to the date hereof, there has not been, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, lockout, slowdown, picketing, or work stoppage with respect to the employees of Seller involved in the Business or (ii)any unfair labor practice charge against the Seller.

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              (b) With respect to employees of Seller involved in the Business,
Seller has complied, and is presently in compliance, in all material respects with all statutes, laws, ordinances, rules or regulations, or any orders, rulings, decrees, judgments or arbitration awards of any court, arbitrator or any government agency relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and/or privacy rights of employees.

              (c) Except as set forth in SCHEDULE 4.13(c), in the three (3) years prior to the Closing Date, Seller has not been a party to any court or administrative proceeding in which Seller, with respect to an employee involved in the Business, was, or is, alleged to have violated any statutes, laws, ordinances, rules or regulations, or any orders, rulings, decrees, judgments or arbitration awards of any court, arbitrator or any government agency relating to employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and/or privacy rights of employees.

              (d) Except as set forth in SCHEDULE 4.13(d), in the three (3) years prior to the Closing Date, Seller has not effectuated (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq. (the "WARN Act"), or any similar state, local or foreign law affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or (ii) a "mass layoff" as defined in the WARN Act, or any similar state, local or foreign law affecting any site of employment or facility of Seller.

              (e) Except as set forth in SCHEDULE 4.13(e), Seller is not a party to any contract, agreement, or arrangement with any employee of Seller involved in the Business that (i) restricts Seller's right to terminate the employment of any employee without cause or (ii) obligates Seller to pay severance to any employee of Seller upon termination of such employee's employment with Seller.

              (f) Section 4.13 of Seller's Disclosure Schedule sets forth the names and current annual salary rates or current hourly wages of all present employees of Seller involved in the Business, and also sets forth the earnings for each of such employees as reflected on Form W-2 for the 2003 calendar year.

         4.14 LIABILITIES. Other than the Assumed Liabilities and the Excluded Liabilities and as set forth on SCHEDULE 4.14, Seller has no Liabilities relating to the Business due or to become due, except (a) Liabilities which are set forth or reserved for on the Balance Sheet, which have not been paid or discharged since the Balance Sheet Date, (b) Liabilities arising in the ordinary course of business relating to the Business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Disclosure Schedule), arising prior to Closing none of which, individually or in the aggregate, has or would have a Material Adverse Effect on the Business or the Purchased Assets and (c) Liabilities incurred since the Balance Sheet Date in the ordinary course of business relating to the Business and in accordance with this Agreement and none of which, individually or in the aggregate, has or would have a Material Adverse Effect on the Business or the Purchased Assets.

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         4.15 COMPLIANCE WITH LAW. Seller's conduct of the Business has not violated and is in compliance with all Regulations and Court Orders relating to the Purchased Assets or the Business or operations of Seller relating to the Business, the failure to comply with which would have a Material Adverse Affect. Seller has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders.

         4.16 NO BROKERS. Except as set forth in the SCHEDULE 4.16, neither Parent, BBI Biotech nor any of their respective Affiliates or Representatives has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         4.17 NO OTHER AGREEMENTS TO SELL THE PURCHASED ASSETS. Neither Parent nor BBI Biotech nor any of their respective Affiliates or Representatives have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Purchased Assets, other than sales of inventory in the ordinary course of business.

         4.18 PROPRIETARY RIGHTS.

              (a) PROPRIETARY RIGHTS. SCHEDULE 4.18 lists all of the Patents, registered Trademarks, Domain Names, registered Copyrights, and licenses for the foregoing. SCHEDULE 4.18 also sets forth: (i) for each Patent, the number, normal expiration date and subject matter for each country in which such Patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each registered Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (iii) for each registered Copyright, the number and date of filing for each country in which a Copyright has been filed. The Patents, Domain Names, registered Copyrights, registered Trademarks and licenses for the foregoing listed in the Disclosure Schedule are all those Patents, Domain Names, registered Copyrights, registered Trademarks and licenses used by Seller relating to the Business. True and correct copies of all Patents (including all pending applications) owned, controlled, created or used by or on behalf of Seller or in which Seller has any interest whatsoever will be provided to Buyer by Seller as soon as practicable, but in any event prior to the Closing.

              (b) ROYALTIES AND LICENSES. Except as set forth in SCHEDULE 4.18, Seller does not have any obligation to compensate any person for the use of any Proprietary Rights nor has Seller granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

              (c) OWNERSHIP AND PROTECTION OF PROPRIETARY RIGHTS. Seller owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights are transferable and shall not cease to be valid by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby unless so stated in SCHEDULE 4.18. The Proprietary Rights are sufficient for the conduct of the Business as currently conducted. All of the pending Patent applications have been duly filed, all necessary Patent, registered Trademark and Domain Name registration, maintenance and renewal fees currently due have been paid, and unless stated in SCHEDULE 4.18, no acts are required to be taken within 90 days of the date hereof with respect to any Proprietary Rights in order to avoid prejudice to, or impairment of, such rights. Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Trademarks. Seller has taken commercially reasonable steps to protect the Proprietary Rights from infringement or misappropriation by any other person. Except as set forth on SCHEDULE 4.18, no other person (i) to the Seller's knowledge, has the right to use any of Seller's Trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the Seller's knowledge, is infringing upon any such Proprietary Rights in any way. Except as set forth on SCHEDULE 4.18, to Seller's knowledge, Seller's use of the Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate or misappropriate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against (or to the knowledge of Seller, threatened) or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights, and Seller has no knowledge of any facts which would give rise to such a claim. Other than as otherwise provided by law, there are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Seller's, or Buyer's, as the case may be, right to make, use or sell products manufactured by Seller or Buyer, as the case may be, in connection with the Business.

         4.19 EMPLOYEE BENEFIT PLANS.

              (a) DEFINITIONS. The following terms, when used in this Section 4.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  (i) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

                  (ii) EMPLOYEE PLANS. "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans as defined in
Section 4001(a)(3) of ERISA which Seller or any ERISA Affiliate maintains, administers, contributes to or was required to contribute to at any time during the last five (5) years; Pension Plans shall mean any "employee pension benefit plan" as defined in Section 3(2) ERISA (other than a Multiemployer Plan); and Welfare Plans shall mean any "employee welfare benefit plan" as defined in ERISA
Section 3(1) any of which Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Seller or any ERISA Affiliate may incur any Liability and which covers any employee or former employee of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

                  (iii) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (iv) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Seller as defined in Section 414(b), (c), (m) or (o) of the Code.

              (b) DISCLOSURE; DELIVERY OF COPIES OF RELEVANT DOCUMENTS AND OTHER INFORMATION. SCHEDULE 4.19 contains a complete list of Employee Plans which cover current or continues to cover former employees of Seller involved in the Business (with respect to their relationship with such entities). True and complete copies of each of the following documents have been delivered by Seller to Buyer: (i) each Employee Plan and Multiemployer Plan (and, if applicable, related trust agreements) which covers or has covered employees of Seller involved in the Business (with respect to their relationship with such entities) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to Seller's employees and all annuity contracts or other funding instruments, (ii) each Employee Plan which covers current or continues to cover former employees of Seller involved in the Business (with respect to their relationship with such entities) including written interpretations thereof and written descriptions thereof which have been distributed to Seller's employees and a complete description of any Employee Plan which is not in writing, (iii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Employee Plan (other than a "multiemployer plan", as defined in Section 3(37) of ERISA) which covers or has covered employees of Seller (with respect to its relationship with such entities), (iv) for the three most recent plan years, Annual Reports on Form 5500 Series (including all schedules and attachments thereto) required to be filed with any governmental agency for each Pension Plan which covers or has covered employees of Seller (with respect to its relationship with such entities), (v) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered employees of Seller involved in the Business (with respect to its relationship with such entities), (vi) for each such Pension Plan, a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of Seller, and (vii) a description setting forth the amount of any Liability of Seller as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of Seller involved in the Business.

              (c) REPRESENTATIONS. Except as set forth in SCHEDULE 4.19, Seller represents and warrants as follows:

                  (i)    EMPLOYEE PLANS

                         (A)  Each Employee Plan which covers or has covered
employees or former employees of Seller involved in the Business (with respect to their relationship with such entities) has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all Regulations and Courts' Orders which are applicable to such Employee Plan, including without limitation ERISA and the Code.

                         (B)  None of Seller, any ERISA Affiliate or any
Employee Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Seller or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Employee Plan, and no condition exists which would prevent Seller from amending or terminating any such benefit plan or Welfare Plan.

                         (C)  Each Employee Plan which covers or has covered
employees or former employees of Seller and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                         (D)  Neither Seller nor any ERISA Affiliate has
incurred any Liability with respect to any Employee Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA, under the terms of such Employee Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Employee Plan.

                         (E)  If, as of the Closing Date, Seller (and all ERISA
Affiliates) were to have a cessation of contributions, cessation of obligations to make contribution or other form of withdrawal from all Employee Plans and Pension Plans that are "multiemployer plans", as defined in Section 3(37) of ERISA, it (and they) would incur no Liabilities with respect to any such Employee Plans and Pension Plans under the terms of such Employee Plans and Pension Plans, any collective bargaining agreement or otherwise.

                  (ii) BENEFIT ARRANGEMENTS. Each Benefit Arrangement which covers current employees or continues to cover former employees of Seller (with respect to their relationship with such entities) involved in the Business has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all Regulations and Court Orders which are applicable to such Benefit Arrangement, including without limitation the Code. Except as set forth in the Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by Seller is terminable at will.

                  (iii) UNRELATED BUSINESS TAXABLE INCOME. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

                  (iv) DEDUCTIBILITY OF PAYMENTS. There is no Contract covering any employee or former employee of Seller (with respect to its relationship with such entities) involved in the Business that, individually or collectively, provides for the payment by Seller of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (v) FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS. To the knowledge of Seller, neither Seller nor any plan fiduciary of any Employee Plan or Pension Plan which covers or has covered employees or former employees of Seller or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in
Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Seller has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Employee Plan or Pension Plan and has not been assessed any civil penalty under Section 502(l) of ERISA.

                  (vi) VALIDITY AND ENFORCEABILITY. Each Employee Plan and Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers current employees or continues to cover former employees of Seller involved in the Business (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

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                  (vii)  LITIGATION. There is no Action or Court Order
outstanding, relating to or seeking benefits under any Employee Plan that is pending, or to Seller's knowledge threatened against Seller, any ERISA Affiliate or any Employee Plan.

                  (viii) NO AMENDMENTS. Neither Seller nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover employees or former employees of Seller (with respect to their relationship with such entities) involved in the Business or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Seller (with respect to their relationship with such entities) involved in the Business.

                  (ix) NO OTHER MATERIAL LIABILITY. To Seller's knowledge, no event has occurred in connection with which Seller or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material Liability under any Regulation or Court Order relating to any Employee Plans or pursuant to any obligation of Seller to indemnify any person against Liability incurred under any such Regulation or Court Order as they relate to the Employee Plans. To Seller's knowledge, no lien has been imposed under ERISA or the Code with respect to Seller, any Employee Plan or any ERISA Affiliate.

                  (x) UNPAID CONTRIBUTIONS. Neither Seller nor any ERISA Affiliate has any Liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Employee Plan.

                  (xi) INSURANCE CONTRACTS. Neither Seller nor any Employee Plan (other than a "multiemployer plan", as defined in Section 3(37) of ERISA) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                  (xii) NO ACCELERATION OR CREATION OF RIGHTS. Except as set forth in SCHEDULE 4.19(c)(xii), neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement)

         4.20 TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth in SCHEDULE 4.20, no officer, or director of Seller nor any member of any such person's immediate family is presently, or within the past three years has been, a party to any transaction with Seller relating to the Business or the Purchased Assets of the type that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

         4.21 TAX MATTERS.

              (a) FILING OF TAX RETURNS. Since January 1, 2000, Seller (and any affiliated group of which Seller is now or has been a member) has timely filed (including by taking advantage of applicable extensions) with the appropriate Taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed are complete and accurate in all material respects. Except as specified in SCHEDULE 4.21, neither Seller, nor any group of which Seller now or was a member, has requested any extension of time within which to file returns (including without limitation information returns) in respect of any Taxes. Seller has delivered to Buyer complete and accurate copies of Seller's federal, state and local Tax returns for the years 2000, 2001 and 2002.

              (b) PAYMENT OF TAXES. All Taxes, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the Disclosure Schedule or the Financial Statements, and Seller does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established.

              (c) AUDITS, INVESTIGATIONS OR CLAIMS. Except as set forth in the
SCHEDULE 4.21, the consolidated federal income Tax returns of Seller have been audited by the Internal Revenue Service for all periods since 1995 to and including those set forth in SCHEDULE 4.21, and except to the extent shown therein, no material deficiencies for Taxes, have been claimed, proposed or assessed by any Taxing or other governmental authority against Seller. Except as set forth in SCHEDULE 4.21, there are no pending or to the Seller's knowledge threatened audits, investigations or claims for or relating to any material additional Liability in respect of Taxes, and there are no matters under discussion between the Seller and any governmental authorities with respect to Taxes that in the reasonable judgment of Seller is likely to result in a material additional Liability for Taxes. Audits of federal, state, and local returns for Taxes by the relevant Taxing authorities have been completed for each period set forth in SCHEDULE 4.21 and, except as set forth in the SCHEDULE 4.21, Seller has not been notified that any Taxing authority intends to audit a return for any period. Except as set forth in SCHEDULE 4.21, no extension or waiver of a statute of limitations relating to Taxes is in effect with respect to Seller.

              (d) LIEN. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Purchased Assets.

              (e) SAFE HARBOR LEASE PROPERTY. None of the Purchased Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

              (f) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the Purchased Assets directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code.

              (g) TAX-EXEMPT USE PROPERTY. None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (h) FOREIGN PERSON. Seller is not a person other than a United States person within the meaning of the Code.

              (i) NO WITHHOLDING. The transaction contemplated herein is not subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Seller has withheld all Taxes required to have been

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withheld and paid all Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         4.22 INSURANCE. SCHEDULE 4.22 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Seller on the Business, the Purchased Assets or its employees involved in the Business. All such insurance coverage applicable to Seller, the Business and the Purchased Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, and provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller is a party. There is no material Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments other than for normal ordinary course premium adjustments, all of which adjustments are Excluded Liabilities to the extent relating to periods prior to the Closing. All products liability, general liability and workers' compensation insurance policies maintained by Seller have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Seller. No insurer has advised Seller that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

         4.23 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 4.23, the accounts receivable set forth on the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims of Seller against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in all material respects in accordance with the applicable orders, Contracts or customer requirements and in the ordinary course of business. To Seller's knowledge, said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheet. Except as set forth on SCHEDULE 4.23, since the Balance Sheet Date, Seller has not discounted or sold any of its accounts receivables or any portion thereof (either to the debtor(s) or in connection with the sale of such receivables to a third party).

         4.24 INVENTORY. SCHEDULE 4.24 contains a complete and accurate list of all Inventory set forth on the Balance Sheet and the addresses at which the Inventory is located. The Inventory as set forth on the Balance Sheet or arising since the Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller, consists of new and unused items of a quality and quantity usable or saleable in the ordinary course of business, and is valued in accordance with GAAP at the lower of cost or market on a first-in-first-out basis consistent with the Past Practices. Except as set forth in SCHEDULE 4.24, none of such Inventory is obsolete, unusable, damaged or unsalable in the ordinary course of business, except for such items of Inventory which have been written down to realizable market value, or for which adequate reserves have been provided, in the Balance Sheet.

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         4.25 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. As of the date of this
Agreement, except as set forth on SCHEDULE 4.25, there are no material claims against Seller in connection with the Business to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. Except as set forth in SCHEDULE 4.25, no outstanding purchase or outstanding Lease commitment of Seller relating to the Business presently is in excess of the normal, ordinary and usual requirements of the Business. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Business or Purchased Assets which will or would, if accepted, have a Material Adverse Effect, individually or in the aggregate, on the Business or the Purchased Assets.

         4.26 PAYMENTS. Seller has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business or Purchased Assets, which is illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction; and Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers of the Business and has at all times done business in an open and ethical manner.

         4.27 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. SCHEDULE 4.27 sets forth a complete and accurate list of the names and addresses of Seller's twenty largest
(i) customers, distributors and other agents and representatives of or for the Business showing the approximate total sales in dollars by Seller to each such customer during the fiscal year ended December 31, 2003; and (ii) suppliers from whom Seller has purchased products or services for the Business in excess of $50,000 showing the approximate total purchases in dollars by Seller from each such supplier during such fiscal year. Except as set forth on SCHEDULE 4.27, since the Balance Sheet Date, there has been no Material Adverse Change in the business relationship of Seller with any customer, distributor or supplier named on SCHEDULE 4.27. Except as set forth on SCHEDULE 4.27, Seller has not received any communication from any customer, distributor or supplier named on SCHEDULE
4.27 of any intention to terminate or materially reduce purchases from or supplies to Seller.

         4.28 COMPLIANCE WITH ENVIRONMENTAL LAWS.

              (a) DEFINITIONS. The following terms, when used in this Section 4.28, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

                  (i) "SELLER" For purposes of this Section, the term "Seller" shall include (i) all Affiliates of Seller, (ii) all partnerships, joint ventures and other entities or organizations in which Seller was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Seller or to which Seller has succeeded.

                  (ii) "RELEASE" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                  (iii) "HAZARDOUS SUBSTANCE" shall mean any pollutants, contaminants, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including without limitation any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                  (iv) "ENVIRONMENTAL LAWS" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include without limitation the Federal Water Pollution Control Act, Resource Conservation & Recovery Act ("RCRA"), Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                  (v) "ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such Hazardous Substance constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Purchased Assets may suffer or be subjected to any lien.

              (b) FACILITIES. Except as set forth on SCHEDULE 4.28(b), the Facilities are, and at all times have been, and all Former Facilities were at all times when owned, leased or operated by Seller, owned, leased and operated in compliance with all Environmental Laws, the failure to comply with which would not have a Material Adverse Effect, and in a manner that will not give rise to any material Liability under any Environmental Laws. Without limiting the foregoing and except as set forth on SCHEDULE 4.28(b), (i) there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in compliance with all Environmental Laws, the failure to comply with which would not have a Material Adverse Affect, and necessary for the operation of the Business, (ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws, the failure to comply with which would not have a Material Adverse Affect, and in a manner that will not result in any material Liability of Seller under any Environmental Law, (iii) there is not now and has not been at any time in the past while Seller has owned the Owned Real Property or leased the Leased Real Property any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use,

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

maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and, while Seller has owned the Owned Real Property or leased the Leased Real Property there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank, (iv) in connection with the Business and the Purchased Assets, Seller does not manufacture or distribute any product in the State of California which requires the warning mandated by the California Safe Drinking Water and Toxic Enforcement Act of 1986, and (v) in connection with the Business and the Purchased Assets, Seller has not made and has never been required to make any filing under the New Jersey Industrial Site Recovery Act or any other state law of similar effect.

              (c) NOTICE OF VIOLATION. Except as set forth on SCHEDULE 4.28(c), Seller has not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law, which violation or failure to comply with which would result in a Material Adverse Affect. Except as set forth on SCHEDULE 4.28(c), Seller has not received any notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities thereat.

              (d) ENVIRONMENTAL CONDITIONS. Except as set forth on SCHEDULE 4.28(d), there are no present or past Environmental Conditions in any way relating to the Business or the Purchased Assets or at any Facility or Former Facility.

              (e) ENVIRONMENTAL AUDITS OR ASSESSMENTS. True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports, if such drafts or reports are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility, either by Seller or any attorney, environmental consultant or engineer engaged for such purpose by Seller, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Seller has knowledge is included on the Disclosure Schedule.

              (f) INDEMNIFICATION AGREEMENTS. Except as set forth in SCHEDULE 4.28, Seller is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

              (g) RELEASES OR WAIVERS. Except as set forth on SCHEDULE 4.28, Seller has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

              (h) NOTICES, WARNINGS AND RECORDS. Seller has given all notices and warnings, made all reports, and has kept and maintained all records required to be in material compliance with all Environmental Laws.

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

         4.29 MINUTE BOOKS. The minute books of Seller made available to Buyer contain a complete and accurate summary (as it relates to the Business or Purchased Assets) of all meetings of directors and stockholders or actions by written consent since January 1, 2000 through the date of this Agreement, and reflect all transactions (as they relate to the Business or Purchased Assets) referred to in such minutes accurately in all material respects.

         4.30 STATE TAKEOVER STATUTES. Except as set forth on SCHEDULE 4.30, neither Parent's Rights Plan nor any state takeover, business combination statute or similar statute or regulation applies to or purports to apply to this Agreement, any of the Ancillary Agreements or the transactions contemplated hereby and thereby.

         4.31 FAIRNESS OPINION. Parent has received a written opinion from its financial advisor, William Blair & Company, L.L.C., dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by Seller pursuant to this Agreement is fair, from a financial point of view, and has delivered to Buyer a copy of such opinion.

         4.32 ACCURACY OF INFORMATION. Taken as a whole (i) all documents listed on SCHEDULE 4.32, (ii) the representations and warranties in this Agreement and the Ancillary Agreements, and (iii) the information contained in the Disclosure Schedules is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         4.33 PRODUCT RETURNS AND WARRANTIES. There are no liabilities for product returns other than those arising in the ordinary course of the Business or otherwise fully reserved for in the Financial Statements. Except as set forth in SCHEDULE 4.33, to Seller's knowledge, there are no threatened claims for (a) product returns, (b) warranty obligations or (c) product services other than in the ordinary course of the Business. Except as set forth on SCHEDULE 4.33, Seller has not made any express or implied warranties with respect to products sold or distributed by Seller (other than passing on warranties made by the manufacturers thereof). Seller has no knowledge of any presently existing circumstances that could reasonably be expected to constitute a valid basis for any voluntary or governmental recall of any product sold or distributed by Seller in the course of or that relates to the Business.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         5.2 AUTHORIZATION. Buyer has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer. Buyer is not required to obtain the approval of the shareholders of Buyer to execute and deliver this Agreement and the Ancillary Agreement or to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and each of the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against Buyer in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). Each of the Ancillary Agreements to which it is a party, upon their execution and delivery by the Buyer, will constitute the legal, valid and binding obligations of the Buyer enforceable against Buyer in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

         5.3  NO CONFLICT OR VIOLATION.

              (a) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer,
(ii) violate, conflict with, or result in or constitute a material Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any material contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, or (iii) violate any Regulation or Court Order.

              (b) To Buyer's knowledge, except as set forth on SCHEDULE 5.3 hereto, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer, in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. For purposes of this Section 5.3(b) only, Buyer shall be deemed to have knowledge of all declarations, filings, registrations, authorizations, consents, approvals or permits required to be made or obtained by Buyer if the Business was identical to the business conducted by Buyer as of the date hereof.

         5.4 NO BROKERS. Neither Buyer nor any of its Affiliates or Representatives has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         5.5  SEC FILINGS.

              (a) Buyer has timely filed with the SEC all reports, schedules, forms, statements and other documents (including exhibits) required to be filed under the Securities Act

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

and the Exchange Act from January 1, 2000 through the date of this Agreement. All reports, schedules, forms, statements and other documents (including exhibits) filed by Buyer with the SEC pursuant to the Securities Act and the Exchange Act since January 1, 2000 are referred to herein as the "Buyer SEC Filings." The Buyer SEC Filings (i) were prepared in compliance, in all material respects, with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and
(ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated in such Buyer SEC Filings or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading, and (iii) in the event of subsequent modifications of the circumstances or the basis on which they had been made, were, to the extent required by the Securities Act and the Exchange Act, as the case may be, timely amended in order to make them not false or misleading in any material respect in the light of such new circumstances or basis.

              (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Filings, (i) was complete and correct in all material respects as of their respective dates,
(ii) complied as to form in all material respects with the then current published rules and regulations of the SEC with respect thereto, (iii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iv) fairly presented the consolidated financial position of Buyer and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

         5.6 FINANCIAL RESOURCES. Buyer has previously delivered to Seller debt and equity financing commitment letters for the transactions contemplated hereby (the "Commitment Letters"). Buyer obtained the Commitment Letters in the good faith belief that, subject to completion of customary due diligence investigation by the lenders, all of the terms or conditions applicable to Buyer in the Commitment Letter can be satisfied. Provided that Buyer is able to obtain the financing contemplated by the Commitment Letters, Buyer has as of the date hereof, and at the Closing will have, sufficient funds, including cash on hand together with funds available under bank or other credit facilities currently in place, to consummate the transactions contemplated by the Agreement and the Ancillary Agreements and to fulfill its obligations hereunder and thereunder, including without limitation, payment to Seller of the Purchase Price at the Closing and any adjustments to the Purchase Price following the Closing. Buyer is entering into this Agreement in good faith.

                                   ARTICLE VI

                          COVENANTS OF SELLER AND BUYER

              The Parent, BBI Biotech and Buyer each covenant with the other as follows:

         6.1  FURTHER ASSURANCES.

              (a) Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective commercially reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; PROVIDED, HOWEVER that neither party shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals,
(B) to obtain all necessary Permits as are required to be obtained under any Regulations unless the failure to obtain any such Permits would not have a Material Adverse Effect, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; provided, however, that neither party shall be required to make any payments, commence or defend any litigation, or take any other actions with respect to shareholder or derivative litigation brought by or on behalf of the shareholders of the other parties, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; provided, however, that neither party shall be required to make any payments, commence or defend any litigation, or take any other actions with respect to shareholder or derivative litigation brought by or on behalf of the shareholders of the other parties, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and
(F) to fulfill all conditions to this Agreement. In addition, Seller will commence all action required under this Section 6.1 by a date which is reasonably foreseeable to be early enough to allow the transactions contemplated hereunder to be consummated by the Closing Date.

              (b) If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or federal law is or shall become applicable to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby, subject to the fiduciary duties of the Board of Directors of Parent, Parent and the Board of Directors of Parent shall grant such approvals and take all such actions as are within its authority so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use its commercially reasonable efforts to eliminate the effects of such statute or regulation on the transactions contemplated hereby or thereby. Parent shall take all commercially reasonable action necessary to ensure that Parent's Rights Plan will not apply to this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby. Except for Parent's Rights Plan, Parent has not and, during the term of this Agreement shall not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

         6.2  NO SOLICITATION.

              (a) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Section 11.1, Parent and BBI Biotech will not, nor will they authorize or permit any of their respective Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal,
(iii) engage in discussions with any person with respect to any

Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, this Section 6.2(a) shall not prohibit Parent, prior to approval of this Agreement by Parent's stockholders, from (A) furnishing information regarding Seller to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Seller nor any Representative of Seller shall have violated any of the restrictions set forth in this Section 6.2, (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a violation of its fiduciary duties under applicable law, (3)
(x) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Parent gives Buyer written notice of the identity of such person or group and of Parent's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Parent receives from such person or group an executed confidentiality agreement with terms at least as restrictive to such person or group as the terms contained in the Confidentiality Agreement are to Buyer, and (4) contemporaneously with furnishing such information to any such person or group, Parent furnishes such information to Buyer (to the extent such information has not been previously furnished by Parent to Buyer), or (B) complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal with respect to which no violation of this Section 6.2 shall have occurred. Parent and BBI Biotech will immediately (and will cause their respective Representatives to immediately) cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.2(a) by any Representative of Seller shall be deemed to be a violation of this Section 6.2 by Seller. In addition to the foregoing, Parent shall (i) provide Buyer with at least three (3) business days prior written notice of any meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider a Superior Offer together with the material terms of such Superior Offer (including the identity of the offeror) and (ii) provide Buyer with at least five (5) business days prior written notice of a meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

              (b) For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Seller of all or substantially all of the Purchased Assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent or BBI Biotech), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Parent or BBI Biotech, in each case on terms that the Board of Directors of Parent determines, in its reasonable judgment (based on advice of its outside financial advisor and after considering all terms and conditions of such written offer, including the likelihood and timing of its consummation) to be more favorable to Parent or its stockholders from a financial point of view than the terms of this Agreement; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such

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offer is less committed than the financing of Buyer contemplated by the
Commitment Letters or is not likely in the good faith judgment of Parent's Board of Directors (after consultation with its outside financial advisor) to be obtained by such third party on a timely basis.

              (c) For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Buyer) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Parent or BBI Biotech by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Parent or BBI Biotech (excluding acquisitions or purchases from Parent through existing employee stock option and employee stock purchase plans approved by Parent's shareholders, if such approval was required, and in effect prior to the date hereof) or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Parent or BBI Biotech or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the Purchased Assets; or (C) any liquidation or dissolution of Parent or BBI Biotech.

              (d) In addition to the obligations of Seller set forth in paragraph (a) of this Section 6.2, Parent shall advise Buyer orally and in writing within 24 hours of the receipt thereof, of any request received by Seller or any of Seller's Representatives for nonpublic information which Parent reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Seller or any of Seller's Representatives with respect to, or which Parent reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Parent will keep Buyer informed (orally and in writing) on a current basis and in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

         6.3 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any failure of the Parent, or BBI Biotech, or any of their respective affiliates, or of any of their respective Representatives, to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be anticipated to have a Material Adverse Effect on the Purchased Assets or the Business. Buyer shall promptly notify Seller if it shall become aware that any representation, warranty, covenant or agreement of Seller is or shall become untrue or inaccurate in any material respect from the date hereof until the Closing.

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         6.4  INVESTIGATION BY BUYER.

              From the date hereof through the Closing Date:

              (a) Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its Affiliates full access at all reasonable times upon reasonable notice to the Purchased Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, and accountants for the Business, and shall furnish Buyer and its Representatives all financial, operating and other data and information relating to the Business and the Purchased Assets as Buyer or its Affiliates, through their respective Representatives, may reasonably request, provided, however, in any such case such access shall not unreasonably disrupt the operation of the Business or of Seller's other businesses or activities;

              (b) Buyer shall have the right, at its sole cost and expense to,
(A) conduct a Phase I environmental study with respect to the Leased Property and Owned Real Property listed on SCHEDULE 6.4, (B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Owned Real Property and the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials; PROVIDED, in each case, such inspections shall be conducted only (1) during regular business hours; and (2) in a manner which will not unduly interfere with the operation of the Business or Seller's other businesses or activities and/or the use of, access to or egress from the Owned Real Property and the Leased Property.

         6.5 CONDUCT OF BUSINESS. From the date hereof through the Closing, Seller shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course of business and substantially in accordance with past practice and in substantial compliance with all applicable laws and regulations the failure to comply with which would not have a Material Adverse Effect, pay and cause its Subsidiaries to pay material debts and Taxes when due unless, solely with respect to Taxes, Seller is contesting such Taxes in good faith, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practice to preserve intact the Business and the Purchased Assets, use its commercially reasonable efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its commercially reasonable efforts consistent with past practice to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, and Seller will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Seller shall not, as it relates to the Business except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

              (a) change or amend the Restated Articles of Incorporation or Amended and Restated Bylaws, as amended, of Parent or any of the charter documents of BBI Biotech;

              (b) enter into, extend, materially modify, terminate or renew any Contract or Lease relating to the Business, except in the ordinary course of business;

              (c) sell, assign, transfer, dividend, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Purchased Assets, or any interests therein, except in

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

the ordinary course of business and, without limiting the generality of the foregoing, Seller will produce, maintain and sell Inventory relating to the Business consistent with its past practices;

              (d) excluding the Liabilities under the Revolving Credit and Security Agreement, incur any Liability relating to the Business for interest bearing indebtedness other than Excluded Liabilities, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability relating to the Business;

              (e) (i)    grant any bonus, severance or termination pay
(otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or materially increase any benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any material respect the compensation or fringe benefits of any employee of the Business with an annual salary of $50,000 or pay any benefit not required by any existing Employee Plan or policy to or for any employees of the Business;

                  (ii) make any change in the key management structure of the Business, including without limitation the hiring of additional officers or the termination of existing officers for the Business, except for terminations for cause and replacements for such terminated employees following consultation with Buyer;

                  (iii) adopt, enter into or amend in any material respect any Employee Plan covering employees of the Business, except for any such amendment as may be required to comply with applicable Regulations; or

                  (iv) fail to maintain in all material respects all Employee Plans covering employees of the Business in accordance with applicable Regulations;

              (f) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

              (g) (i)    fail to pay or discharge when due any material
Liabilities of the Business, in the ordinary course of business and consistent with past practice;

                  (ii) fail to pay or discharge when due any non-material Liabilities of the Business, in the ordinary course of business and consistent with past practice unless and to the extent such Liabilities are being contested by Seller in good faith;

                  (iii) fail to collect the Accounts Receivable for the Business in the ordinary course of business and consistent with past practice;

              (h) enter into, renew, modify or revise any agreement or transaction with any of its Affiliates;

              (i) fail to maintain the Purchased Assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Seller's past practices inoperable, worn-out or obsolete or destroyed Purchased Assets that are used in the ordinary course of the Business;

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

              (j) make any loans or advances to any partnership, firm or corporation, except for advances consistent with Seller's past practice to any of the Seller's businesses including the Business (including intercompany loans to such businesses), or, except for expenses incurred in the ordinary course of business and consistent with past practice, to any individual;

              (k) fail to comply with all Regulations applicable to the Purchased Assets and the Business, the failure to comply with which would have a Material Adverse Affect on the Business or the Purchased Assets;

              (l) do any other act, or omit to take any action, which would cause any representation or warranty of the Parent or BBI Biotech in this Agreement to be or become untrue in any material respect;

              (m) fail to use its commercially reasonable efforts and consistent with past practice to (i) retain the Seller's employees for the Business, (ii) maintain the Business so that such employees will remain available to Seller on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings relating to the Business and (iv) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

              (n) make any payment of any kind whatsoever to or on behalf of the Seller or any officer or director of Seller pursuant to any agreement between Parent and Seller, other than ordinary compensation to employees, directors and consultants in the regular course of business;

              (o) terminate or fail to renew any Permits;

              (p) revalue any of its Purchased Assets, including without limitation writing down the value of Inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practices;

              (q) engage in any sale or discount of accounts receivable (whether by discount to the debtors or by sale to any third party);

              (r) make any change to its Tax or accounting methods, principles, policies, procedures or practices, except as may be required by GAAP;

              (s) dispose of or permit to lapse any material Proprietary Rights; and

              (t) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

         6.6  EMPLOYEE MATTERS.

              (a) Buyer shall extend offers of employment to substantially all of Seller's employees in the Business (such employees are hereinafter referred to as the "Rehired Employees"), such employment to be for substantially equivalent positions and on substantially equivalent wage rates as such Rehired Employees currently have with the Seller and such employment to be at Seller's existing facilities; provided, however, that Buyer, in its sole discretion, may elect to provide that any or all such employment relationships shall be terminable "at-will" by the Buyer or the applicable Rehired Employee. Seller shall terminate the employment

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of all Rehired Employees immediately prior to the Closing in accordance with all applicable laws and, prior to the Closing, shall provide any required notices in a timely manner in connection therewith. Seller shall cooperate with and use its commercially reasonable efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

              (b) Each Rehired Employee shall - following the Closing Date, to the extent permitted by law and applicable Tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third party provider or the like - be eligible to participate in the various retirement, health, disability, vacation, 401(k), dental and life insurance plans maintained by or on behalf of Buyer. With respect to such benefit plans, Buyer shall, so long as permitted by such benefit plans, (i) credit such employee's period of service with Seller for the purpose of determining eligibility and vesting under such benefit plans, (ii) waive all limitations as to preexisting condition exclusions, evidence of insurability provisions, waiting periods or similar limitations, and (iii) for purposes of computing deductible amounts, expenses and claims incurred prior to the Closing Date under Seller's group medical plans shall be credited and recognized. Buyer shall be responsible for providing all COBRA continuation coverage (but shall not be responsible for the applicable premiums, and may charge such premiums to the recipients of the COBRA continuation coverage as allowed by applicable law), in accordance with Code Section 4980B in Sections 601 through 608 of ERISA, to each Rehired Employee and his or her Qualified Beneficiaries (within the meaning of Code Section 4980B(g)(1) and Treasury Regulation 54.4980(B)(9) thereof) which incurs a qualifying event after the Closing Date. Buyer agrees to act as the successor employer, as defined in the alternate procedure under IRS Revenue Procedure 96-60, with respect to Rehired Employees but solely for the purpose of FICA, FUTA and federal income tax reporting and withholding. The parties agree that the foregoing sentence shall in no way allocate any liability to Buyer for obligations of Seller to any Rehired Employees arising out of actions or omissions on or before the Closing. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Rehired Employee or the funding of any such benefit, or obligate Buyer to employ, or offer continuing employment to, any individual. After the Closing, the accrued vacation of the Rehired Employees will be assumed by the Buyer such that each Rehired Employee shall have the option to (i) use such accrued vacation in accordance with Buyer's policies or (ii) receive a payout of the then outstanding balance of such accrued vacation from Buyer upon termination of such Rehired Employee's employment with Buyer.

              (c) Except as specifically otherwise provided herein, nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees following the Closing.

              (d) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain, or otherwise.

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

              (e) None of Parent, BBI Biotech or the Subsidiaries shall directly or indirectly, hire or offer employment to any Rehired Employee whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless, subject to the limitations of Section 6.12(b), Buyer first terminates the employment of such employee or such employee gives his or her notice of termination of employment.

              (f) Buyer agrees to indemnify and hold harmless Seller from any claims, fines, penalties or other losses, including but not limited to attorneys' fees arising from Buyer's failure to provide notice to Rehired Employees under the WARN Act as a result of a plant closing or mass layoff (as defined in the WARN Act) that occurs after the Closing Date.

              (g) Buyer shall allocate up to $100,000 (in the aggregate) for outplacement and related benefits with respect to all Rehired Employees terminated by the Buyer without cause within 180 days after the Closing. Such amounts shall be allocated by Buyer in consultation with Seller.

         6.7  PROXY STATEMENT; SPECIAL MEETING.

              (a) As promptly as reasonably practicable after the execution and delivery of this Agreement by the parties hereto, Parent shall prepare and file with the SEC under the Exchange Act, proxy materials for the purpose of soliciting proxies from the stockholders of Parent (the "Parent Stockholders") to vote in favor of the approval of this Agreement and the approval of the transactions contemplated by this Agreement (collectively, the "Stockholder Approval Matters") at a special meeting of Parent Stockholders to be called and held for such purpose (and for such other purposes as may be necessary to effect the transactions contemplated herein) (the "Special Meeting"). Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from Parent Stockholders (such proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Proxy Statement"). Buyer shall make reasonable efforts to respond to reasonable requests in preparation of the Proxy Statement and shall promptly upon the request of Seller, provide any information regarding Buyer which is required to be included in the Proxy Statement. Buyer and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use commercially reasonable efforts to resolve as promptly as reasonably practicable all SEC comments thereon. Buyer shall use its commercially reasonable efforts to promptly respond to any reasonable requests from Seller to assist Seller in the preparation of, and responding to SEC comments on, information regarding the Buyer included or to be included in the Proxy Statement.

              (b) Promptly following the resolution of all SEC comments on the Proxy Statement, Parent shall mail the Proxy Statement to Parent stockholders and, pursuant thereto, shall call the Special Meeting in accordance with Chapter 156B of the Massachusetts General Laws (such meeting to be held within forty five (45) days of the date the Proxy Statement is first mailed to Parent Stockholders) and solicit proxies from Parent Stockholders to vote in favor of the Stockholder Approval Matters at the Special Meeting.

              (c) Parent shall comply with all applicable provisions of and rules and regulations under the Exchange Act and all applicable provisions of Chapter 156B of the Massachusetts General Laws in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement (or any amendment or supplement thereto) does not, as of the date on which it is mailed to Parent Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances in which they were made, not false or misleading (provided that the Parent shall not be responsible for the accuracy or completeness of any information relating to the Buyer or any other information furnished by the Buyer in writing for inclusion in the Proxy Statement).

              (d) Buyer shall promptly inform Parent if any of the information supplied by Buyer in writing for inclusion in the Proxy Statement to be mailed to the stockholders of the Parent in connection with the Special Meeting will, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to Parent Stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances in which they were made, not false or misleading.

              (e) Parent shall consult with Buyer regarding the date of the Special Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Special Meeting without the consent of Buyer. Parent shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Stockholder Approval Matters and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required to effect the transactions contemplated by this Agreement. Parent's obligation to call, give notice of, convene and hold the Special Meeting in accordance with this Section 6.7 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Seller of any Acquisition Proposal or any change in the Board of Directors recommendation regarding any of the Stockholder Approval Matters, except in the case of a Superior Offer or for Parent's Board of Directors to comply with its fiduciary duties.

              (f) Subject to Section 6.7(g): (i) the Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of and approve the Stockholder Approval Matters at the Special Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of and approve the Stockholder Approval Matters at the Special Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Buyer, the recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of and approve the Stockholder Approval Matters.

              (g) Nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the Stockholder Approval Matters if the Board of Directors of Parent reasonably concludes in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would violate its fiduciary obligations under applicable law or in the event of a Superior Offer; provided that Parent shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than three (3) business days prior to the time such action is taken).

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         6.8  FINANCING. Buyer shall use its commercially reasonable efforts to obtain the financing contemplated by the Commitment Letters, or if such financing is not available, replacement financing in an amount and on terms and conditions not materially less favorable than set forth in the Commitment Letters (such financing or any such replacement financing to be referred to herein at the "Financing"). Buyer shall provide Seller with such information as Seller may reasonably request to monitor Buyer's progress in obtaining the Financing.

         6.9 NOTICES. Parent shall give all notices and other information required by applicable law to be given through the Closing Date (or after the Closing Date with respect to those employees of Seller who are not hired by Buyer after the Closing) to the employees of Seller, any collective bargaining unit representing any group of employees of Seller, and any applicable government authority as to the obligations of Seller under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions contemplated by this Agreement.

         6.10 FINANCIAL REPORTING COOPERATION. After the Closing, Seller shall, and shall cause its Affiliates and Representatives to, cooperate with all reasonable requests in the preparation of all financial statements determined by Buyer to be necessary to meet its reporting obligations in connection with the consummation of the transactions contemplated by this Agreement. Seller shall provide, or cause to be provided to Buyer reasonable access to any records and other information in Seller's possession and control and requested by Buyer in connection therewith as well as access to, and the reasonable cooperation of, Seller's current and former accountants.

         6.11 COMPLIANCE WITH BULK SALES LAWS REQUIREMENTS. Buyer has agreed to waive compliance with all applicable bulk sale transfer laws in connection with the consummation of the transactions contemplated by this Agreement, including the bulk transfer provisions of the Uniform Commercial Code, and as a condition to such waiver by Buyer, Seller will indemnify, defend and hold harmless Buyer from any Damages as a result of non-compliance with such applicable bulk sale transfer laws.

         6.12 SELLER'S COVENANT NOT TO COMPETE.

              (a) RESTRICTIONS ON COMPETITIVE ACTIVITIES. Seller agrees that, after the Closing, Buyer shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. Seller also acknowledges that its and the Subsidiaries respective contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Business. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller, on behalf of itself and the Subsidiaries, agrees that for a period of 5 years following the Closing Date neither Seller nor the Subsidiaries will, directly or indirectly, for its own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise that competes with Buyer in the Business for so long as Buyer or any person entitled to or acquiring ownership of the goodwill of the Business or the Purchased Assets through Buyer carries on a like business therein, but in no event more than the said 5-year period; provided however that the foregoing covenants shall not prohibit, or be interpreted as prohibiting, Seller nor the Subsidiaries from: (i) continuing anywhere in the world in any type of business conducted by the Seller or the Subsidiaries on the date hereof, which is not part of the Business, including, but not limited to, Seller's and the Subsidiaries right to sell pressure cycling technology products or services to any

Person; (ii) entering into any relationship with a Person not owned, managed, operated or controlled by Seller or the Subsidiaries for purposes unrelated to the Business; and (iii) making equity investments in publicly owned companies which may compete with the Business, provided such investments do not exceed 5% of the voting securities or otherwise confer control of any such competitive business upon the Seller or the Subsidiaries.

              (b) RESTRICTIONS ON SOLICITING EMPLOYEES. In addition, to protect Buyer against any efforts by Seller or the Subsidiaries to cause the Rehired Employees to terminate their employment, Seller, on behalf of itself and the Subsidiaries, agrees that for a period of 1.5 years following the Closing Date, such Person will not directly or indirectly (i) induce any Rehired Employee to leave Buyer or to accept any other employment or position (including with Seller or any of the Subsidiaries), or (ii) assist any other entity in hiring any Rehired Employee.

              (c) SPECIAL REMEDIES AND ENFORCEMENT. The parties agree that a breach by Seller or any of the Subsidiaries of any of the covenants set forth in this Section 6.12 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against any Seller and/or any of the Subsidiaries, in addition to any other rights and remedies that are available to Buyer. In connection with any such action or proceeding for injunctive relief, Seller, on behalf of itself and each of the Subsidiaries, hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Section 6.12 specifically enforced against such Person and consents to the entry of injunctive relief against such Person enforcing or restraining any breach or threatened breach of this Section 6.12.

              (d) SEVERABILITY. If this Section 6.12 is more restrictive than permitted by the laws of any jurisdiction in which Buyer seeks enforcement hereof, this Section 6.12 shall be limited to the extent required to permit enforcement under such laws. In particular, the parties intend that the covenants contained in Section 6.12(a) shall be construed as a series of separate covenants, one for each county and city in which the Business has been carried on and in which Buyer conducts a similar business after the Closing Date. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any proceeding, a court or arbitrator shall refuse to enforce any of the separate covenants, then such unenforceable covenant shall be deemed eliminated from this Section 6.12 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If the provisions of this Section 6.12 shall ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations in scope, as the case may be, permitted by applicable Regulations.

         6.13 RETENTION PROGRAM. Seller shall implement and fully fund a retention program on terms reasonably satisfactory to Buyer for the period from the date of this Agreement until the Closing.

         6.14 ASSUMPTION OF MORTGAGE. Seller shall use its commercially reasonable efforts to obtain the consent of the mortgagee and lender of the Mortgage to permit the assumption of the Mortgage and related indebtedness by Buyer at the Closing.

         6.15 FREDERICK LEASE. Seller shall use its commercially reasonable efforts to obtain all consents and approvals necessary to be obtained for Seller (and after the Closing, Buyer) to occupy, and operate the Purchased Assets and the Business at, the property to be leased pursuant

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to the Frederick Lease. In the event that all such consents and approvals are not obtained prior to the Closing, Buyer may at its option (exercisable by it in its sole discretion) elect to include the Frederick Lease on the Schedule 1.1E(vi) list of excluded Contracts, in which case Buyer shall have no obligation to assume the Frederick Lease.

         6.16 INCOMPLETE CONTRACTS. Certain of the Contracts referenced on the Disclosure Schedule are incomplete, either because they are missing one or more signatures or because they are missing one or more parts to the Contract. Each such Contract is denoted with an asterisk on the Disclosure Schedule (the "Incomplete Contracts"). Seller shall provide fully executed copies of each Incomplete Contract as soon as practicable. Notwithstanding anything in this Agreement to the contrary, Buyer may elect, in its sole discretion to assume (and accordingly treat as a Purchased Asset) or reject (and accordingly treat as an Excluded Asset) any Incomplete Contract unless (i) Seller provides Buyer with a complete, fully signed version (except for Contracts that are not material, and with respect to which it is not customary for one of the parties to sign) of the applicable Incomplete Contract, and (ii) such fully signed version does not differ in any material respect from the Incomplete Contract provided by Seller to Buyer prior to the date of this Agreement. Buyer's election to assume any Incomplete Contract shall in no way limit any of Buyer's rights under Section
10.4. Seller's obligations pursuant to this Section 6.16 shall terminate on the Closing Date.

                                   ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

              The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained herein shall be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date except where the failure of such representations and warranties to be true and accurate (individually or in the aggregate) as of the Closing Date would not have a material adverse effect on the Buyer; and Parent shall have received at the Closing a certificate, signed by the president or chief financial officer of the Buyer to such effect. For purposes of determining whether a material adverse effect on the Buyer has occurred, all qualifications based on the word "material" contained in such representations and warranties shall be disregarded.

         7.2 AGREEMENTS AND COVENANTS. Buyer shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received at the Closing a certificate, signed by the president or chief financial officer of the Buyer to such effect.

         7.3 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. Each of the consents set forth on Schedule 7.3 shall have been obtained.

         7.4 NO ACTIONS OR COURT ORDERS. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government, other governmental or regulatory agency or authority which would prevent the consummation of the transactions contemplated hereby. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Purchased Assets contemplated hereby illegal or otherwise prohibited.

         7.5 OPINION OF COUNSEL. Buyer shall have delivered to Seller an opinion of O'Melveny & Myers LLP, legal counsel to Buyer, dated as of the Closing Date, in substantially the form of EXHIBIT M.

         7.6 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

         7.7 ASSUMPTION DOCUMENT. Buyer shall have executed and delivered the Assumption Document.

         7.8 ANCILLARY AGREEMENTS. Buyer shall have executed and delivered the Ancillary Agreements to which Buyer is a party.

         7.9 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the holders of two-thirds of the outstanding shares of Parent and entitled to vote at the Special Meeting, in accordance with applicable law and Parent's Restated Articles of Organization, as amended, and the Amended and Restated Bylaws, as amended.

         7.10 401(k). Prior to the Closing Date, the plan administrator of Buyer's Code Section 401(k) plan shall not have unreasonably withheld its approval of a rollover of assets (including, if applicable, any participant promissory notes) from the Seller's Code Section 401(k) plan related to the accounts of Rehired Employees should such Rehired Employees choose to rollover such assets. Seller shall provide the Buyer with copies of the Code Section 401(k) plan documents, Forms 5500 for the prior three (3) years, discrimination testing for prior three (3) years and a copy of the IRS determination letter.

         7.11 MORTGAGE. As of the Closing, Buyer shall have paid off or assumed the Mortgage.

         7.12 EMPLOYEES. Buyer shall have offered employment to the Rehired Employees on terms consistent with Section 6.6 hereof.

                                  ARTICLE VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

              The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

         8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller contained herein shall be true and accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date except where the failure of such representations and warranties to be true and accurate (individually or in the aggregate) as of the Closing Date would not have a Material Adverse Effect; and Buyer shall have received at the Closing a certificate, signed by the president or chief financial officer of each of Parent and BBI Biotech to such effect. For purposes of determining whether a Material Adverse Effect has occurred (i) all qualifications based on the word "material" or "Material Adverse Effect" contained in such representations and warranties shall be disregarded and (ii) any disclosures made pursuant to Section 6.3 shall be disregarded.

         8.2 AGREEMENTS AND COVENANTS. Parent and BBI Biotech shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Buyer shall have received at the Closing a certificate, signed by the president or chief financial officer of each of Parent and BBI Biotech to such effect.

         8.3 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. Each of the consents set forth on Schedule 8.3 shall have been obtained.

         8.4 NO ACTIONS OR COURT ORDERS. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government, other governmental or regulatory agency or authority which would prevent the consummation of the transactions contemplated hereby. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Purchased Assets contemplated hereby illegal or otherwise prohibited.

         8.5 OPINION OF COUNSEL. Parent and BBI Biotech shall have delivered to Buyer an opinion of Brown Rudnick Berlack Israels LLP, legal counsel to the Parent and BBI Biotech, dated as of the Closing Date, in substantially the form of EXHIBIT N.

         8.6 MATERIAL CHANGES. Since the Balance Sheet Date, there shall not have been any Material Adverse Change.

         8.7 CORPORATE DOCUMENTS. Buyer shall have received from Seller (i) resolutions adopted by the board of directors of Seller, approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by Seller's corporate clerk; and (ii) a certificate of Parent's corporate clerk as to the vote adopted by the Parent's stockholders approving the Stockholder Approval Matters, and (iii) a unanimous written consent of BBI Biotech's shareholder, approving, to the extent required, the Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

         8.8 CONVEYANCING DOCUMENTS; RELEASE OF ENCUMBRANCES. Seller shall have executed and delivered each of documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Purchased Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Purchased Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

         8.9 ANCILLARY AGREEMENTS. Parent, BBI Biotech, Mr. Richard Schumacher and the other parties (other than the Buyer) named therein, shall have executed and delivered the Ancillary Agreements in the forms attached as exhibits hereto.

         8.10 FINANCING. Buyer shall have received the proceeds of the Financing.

         8.11 STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the holders of two-thirds of the outstanding shares of Parent and

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

entitled to vote at the Special Meeting, in accordance with applicable law and Parent's Restated Articles of Organization, as amended, and the Amended and Restated Bylaws, as amended.

         8.12 TITLE INSURANCE. Buyer shall have been able to obtain insurable title to the Owned Real Property at standard rates by a nationally recognized title insurance company, as evidenced by a commitment for title insurance issued to Buyer immediately prior to the Closing and committing to insure that Buyer will hold fee title to the Owned Real Property as of the Closing Date, subject only to the Permitted Encumbrances. Seller shall have provided a gap indemnity to the title insurance company insuring the title commitment as required for the issuance of the commitment.

         8.13 KNOW-HOW. On or before the date that is two weeks prior to the Closing Date, Seller shall reduce all of Seller's standard operating procedures ("SOPs") to writing to the extent that such SOPs are not already in writing. Such writings shall sufficiently describe the SOPs so that Buyer could rely solely on such writings in the maintenance and operation of the Business as it was operated by Seller prior to the Closing Date. Seller agrees to provide such writings to Buyer on or before the date that is two weeks prior to the Closing Date.

                                   ARTICLE IX

                             CONSENTS TO ASSIGNMENT

         9.1 CONSENTS TO ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Assumed Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any material way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Assumed Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise.

                                    ARTICLE X

                           ACTIONS BY SELLER AND BUYER
                                AFTER THE CLOSING

         10.1 COLLECTION OF ACCOUNTS RECEIVABLE AND LETTERS OF CREDIT. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Purchased Assets, and Seller shall within five (5) days after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Purchased Assets.

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

         10.2 BOOKS AND RECORDS; TAX MATTERS.

              (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this
Section 10.2(a) shall be subject to the terms of Section 12.10.

              (b) COOPERATION AND RECORDS RETENTION. Seller and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return, audit, or other examination by any Taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain until the applicable statute of limitations (including any extensions) have expired and provide the other with any records or other information then in the possession of such party that may be relevant to such return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax returns, supporting work schedules, and other records or information used in the preparation of such returns for all Tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

              (c) PAYMENT OF LIABILITIES. Following the Closing Date, Seller shall pay promptly when due all of the debts and Liabilities of Seller relating to the Business, including the Excluded Liabilities and any Liability for Taxes relating to the Business, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt or Liability that Seller is contesting in good faith. Following the Closing Date, Buyer shall pay promptly when due all Assumed Liabilities.

         10.3 SURVIVAL OF REPRESENTATIONS, ETC. All of the representations and warranties made by each party in this Agreement shall survive the Closing for a period of (and claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) twenty one (21) months following the Closing, except that (i) the representations and warrants contained in Sections 4.1 [Organization of Seller], 4.2 [Subsidiaries],
4.3 [Authorization], 4.16 [No Brokers], 5.1 [Organization of Buyer], 5.2 [Authorization], and 5.5 [No Brokers] shall survive the Closing and remain in full force and effect indefinitely, (ii) the representations and warranties contained in Section 4.28 [Compliance with Environmental Laws] shall survive the Closing for a period of five years following the Closing, and (iii) the representations and warranties contained in Section 4.21 [Tax Matters] shall survive the Closing until the termination of the applicable statute of limitations (including all extensions or tolling of such statute by Seller). Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations

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and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

         10.4 INDEMNIFICATIONS.

              (a) BY PARENT AND BBI BIOTECH. Parent and BBI Biotech, jointly and severally, shall indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses, Taxes, Liabilities, damages, lawsuits, claims and demands (whether or not arising out of third-party claims), including without limitation, interest, penalties, costs of mitigation, losses in connection with any Environmental Law, and other losses resulting from any shutdown or curtailment of operations, damages to the environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with, arising out of, or resulting from (i) any breach of any representation or warranty made by Parent or BBI Biotech in or pursuant to this Agreement excluding the representations of Parent and BBI Biotech made in Section 4.21(i);
(ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement or any breach of the representations of Parent and BBI Biotech made in Section 4.21(i); (iii) any Excluded Liability; (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Purchased Assets, other than the Assumed Liabilities; and (v) any Liability arising out of the Omega Chemical Superfund Site.

              The term "Damages" as used in this Section 10.4 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified hereunder, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation, rights of contribution which either party may have under statute or common law.

              Indemnification for Damages under Section 10.4(a)(i) shall be payable by Parent or BBI Biotech hereunder only if and to the extent that the aggregate amount of all Damages hereunder of the Buyer with respect to such Damages shall exceed three hundred thousand dollars ($300,000), and thereafter, Buyer shall be entitled to make a claim for indemnification for all Damages except for the first one hundred fifty thousand dollars ($150,000) of such threshold amount. The maximum aggregate liability of the Seller and Parent for indemnification claims for Damages under Section 10.4(a) above shall be an amount equal to the Purchase Price.

              (b) BY BUYER. Buyer shall indemnify and save and hold harmless Parent, BBI Biotech their respective affiliates and subsidiaries, and their respective Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Buyer in or pursuant to this Agreement;
(ii) any breach of any covenant or agreement (including but not limited to Section 2.9(i)) made by Buyer in or pursuant to this Agreement; (iii) from and after the Closing, any of the Assumed Liabilities; or (iv) except to the extent allocated to Seller under Sections 2.3, 2.7 and 2.8, and without limiting Buyer's indemnification rights under this Section 10.4, any expense, debts, Taxes and Liabilities arising from the operation of the Business after the Closing Date.

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

              (c) COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

              (d) DEFENSE OF CLAIMS. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party claiming to be entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.4. Such Claim Notice shall include a reasonable description of the nature and amount of the Damages suffered and the basis therefore. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage or prejudice caused by such failure. After such notice, if the indemnifying party shall notify in writing the indemnified party that the indemnifying party so elects, then the indemnifying party shall be entitled, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys reasonably acceptable to the indemnified party to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that in the opinion of such counsel there is an actual or potential conflict of interest in representing both such indemnified party and the indemnifying party, then the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; PROVIDED, HOWEVER, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. In addition, upon assumption of control of the defense, the indemnifying party will not be liable to the indemnified party hereunder for any legal or other expenses subsequently incurred in connection with the defense of the action. Any party who has not assumed control of the defense of any action shall have the duty to cooperate with the party which assumed such defense. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.4 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment, subject to the terms of this Section 10.4. The indemnifying party shall have fifteen days to provide the indemnified party with written notice of the indemnifying party's objection to the claims set forth in a Claim Notice or the indemnifying party will be deemed to have agreed that it is obligated to indemnify the indemnified

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party for the full amount of the Damages specified in the Claim Notice. Any such objections that cannot be resolved by the parties within fifteen days of the receipt by the indemnified party of such objection notice may be submitted by any party to arbitration pursuant in accordance with Section 12.13.

              (e) PAYMENT FROM ESCROW. Notwithstanding anything herein to the contrary, any indemnification for Damages required to be paid by Seller to Buyer pursuant to Section 10.4(a), shall be funded first from the Escrowed Amount in accordance with the Escrow Agreement.

              (f) BROKERS AND FINDERS. Pursuant to the provisions of this
Section 10.4, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

              (g) REPRESENTATIVES. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 10.4. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

              (h) SURVIVAL. Except for indemnification obligations pursuant to
Section 10.4(a)(i) and Section 10.4(b)(i), which shall survive for the time periods set forth in Section 10.3 hereof, the indemnification obligations set forth in this Section 10.4 shall survive the Closing indefinitely. Any matter as to which an indemnifiable claim has been asserted by notice to the other party that is pending or unresolved at the end of any limitation period shall continue to be covered by this Section 10.4 until such matter is finally terminated or otherwise resolved by the parties and settled under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

                                   ARTICLE XI

                                   TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after the requisite approval of the stockholders of Parent:

              (a) by mutual written consent of Parent and Buyer;

              (b) by either Parent or Buyer if the Closing shall not have been consummated by August 15, 2004 (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

              (c) by either Buyer or Parent if a governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation

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of the transactions contemplated by this Agreement, which order, decree, ruling or other action shall have become final and nonappealable;

              (d) by either Buyer or Parent if the Special Meeting (including any adjournments thereof) shall have been held and completed and the stockholders of Parent shall have taken a vote on the Stockholder Approval Matters and the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 11.1(d) shall not be available to Parent where the failure to obtain such stockholder approval shall have been principally caused by the action or failure to act of Seller, and such action or failure to act constitutes a breach by Seller of a covenant under Article VI of this Agreement;

              (e) by Parent, upon a breach of any covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Buyer's representations and warranties or breach by Buyer is curable by Buyer through exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 11.1(e) for ten (10) days after delivery of written notice from Parent to Buyer of such breach, provided that Buyer continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 11.1(e) if such breach by Buyer is cured during such ten-day period);

              (f) by Buyer, upon a breach of any covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Seller's representations and warranties or breach by Seller is curable by Seller through exercise of its commercially reasonable efforts, then Buyer may not terminate this Agreement pursuant to this Section 11.1(f) for ten
(10) days after delivery of written notice from Buyer to Parent of such breach, provided that Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 11.1(f) if such breach by Seller is cured during such ten-day period);

              (g) Reserved;

              (h) by Seller in the event that Buyer has not obtained the Financing to consummate the transactions contemplated hereby on or before August 15, 2004 and all of the conditions set forth in Article VIII (excluding the condition set forth in Section 8.10) have been satisfied; or

              (i) by Buyer if a Triggering Event (as defined below) shall have occurred.

For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (A) the Board of Directors of Parent or any committee thereof shall for any reason have withheld, withdrawn or refrained from making or shall have modified, amended or changed in a manner adverse to Buyer its recommendation in favor of the approval of the Stockholder Approval Matters; (B) Parent shall have failed to include in the Proxy Statement the recommendation of the

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Board of Directors of Parent in favor of the approval of the Stockholder
Approval Matters; (C) the Board of Directors of Parent fails to reaffirm its recommendation in favor of the approval of the Stockholder Approval Matters within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement and during the pendency of an Acquisition Proposal; (D) the Board of Directors of Parent or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (E) Parent shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (F) Parent shall have breached any of the provisions of
Section 6.2 of this Agreement, or (G) a tender or exchange offer relating to not less than 15% of the then outstanding shares of capital stock of Parent shall have been commenced by a person unaffiliated with Buyer and Parent shall not have sent to its securityholders pursuant to Rule 14d-9 or 14e-2, as the case may be, promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Parent recommends rejection of such tender or exchange offer.

         11.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 11.1 will be effective immediately upon (or if the termination is pursuant to Section 11.1(e) or 11.1(f) and the proviso therein is applicable, ten (10) days after) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 11.2, Section
11.3 and Article XII (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

         11.3 FEES AND EXPENSES.

              (a) Parent Payments.

                  (i)    If this Agreement is terminated by Buyer pursuant to
Section 11.1(i) (or terminated by Parent at a time when terminable by Buyer pursuant to Section 11.1(i)), then Parent shall pay to Buyer in immediately available funds, within two (2) business days after demand by Buyer, $600,000 (the "Termination Fee"); provided however, that if (A), prior to such termination a third party shall have delivered an Acquisition Proposal, (B) within one year following the termination of this Agreement an Acquisition Transaction is consummated or Parent or BBI Biotech enters into an agreement or letter of intent providing for an Acquisition Transaction, and (C), the aggregate purchase price for such Acquisition Transaction is greater than or equal to $35 million, then the Termination Fee to be paid pursuant to this
Section 11.3(a)(i) shall be increased to an amount equal to 3% of the aggregate purchase price in the Acquisition Transaction, with such increase in the Termination Fee to be paid by Parent to Buyer at or prior to consummating such Acquisition Transaction.

                  (ii) If (A) this Agreement is terminated by Buyer or Parent, as applicable, pursuant to any of Sections 11.1(b), (d) or (f) (or terminated by Parent at a time when terminable by Buyer pursuant to Section 11.1(b), (d) or
(f) but not Section 11.1(i)), (B) prior to such termination a third party shall have delivered an Acquisition Proposal and (C) within one year following the termination of this Agreement an Acquisition Transaction is consummated or Parent or BBI Biotech enters into an agreement or letter of intent providing for an Acquisition Transaction, then Parent shall pay Buyer in immediately available funds at or prior to consummating such Acquisition Transaction an amount equal to the Termination Fee; provided however, that the Termination Fee shall be increased to an amount equal to 3% of the aggregate

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purchase price in the Acquisition Transaction if such aggregate purchase price is greater than or equal to $35 million.

              (b) BUYER PAYMENT. Buyer shall pay to Parent in immediately available funds, within two (2) business days after demand by Parent, a termination fee in the amount of $600,000 if this Agreement is terminated by Seller pursuant to Section 11.1(h) at a time when this Agreement is not terminable by Buyer pursuant to any other clause of Section 11.1.

              (c) ACKNOWLEDGEMENT. The parties acknowledge that the agreements contained in this Article XI are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if a party (the "Defaulting Party") fails to pay in a timely manner the amounts due pursuant to this Section
11.3 and, in order to obtain such payment, the non-Defaulting Party, makes a claim that results in a judgment against the Defaulting Party, the Defaulting Party shall pay to the non-Defaulting Party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.3 at the prime rate of Bank of America (or any successor thereto) in effect on the date such payment was required to be made. Payment of the fees described in this
Section 11.3 shall not be in lieu of damages incurred in the event of breach of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security or to a majority owned subsidiary so long as Buyer remains obligated to the full extent hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         12.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to Parent or Seller, addressed to:

                           Boston Biomedica, Inc.
                           375 West Street
                           West Bridgewater, MA 02379
                           Attention:  Richard T. Schumacher

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                           Facsimile: (508) 580-1110

                  With a copy to:


                           Brown Rudnick Berlack Israels LLP
                           One Financial Center
                           Boston, MA 02111
                           Attention: Steven R. London
                           Facsimile: (617) 856-8201

                  If to Buyer, addressed to:

                           SeraCare Life Science, Inc.
                           1935 Avenida del Oro, Suite F
                           Oceanside, California 92056
                           Attention: President
                           Facsimile: (760) 806-8933

                           With a copy to:

                           O'Melveny & Myers LLP
                           114 Pacifica, Suite 100
                           Irvine, California 92618-3318
                           Attention:  Andor D. Terner, Esq.
                           Facsimile: (949) 737-2300

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         12.3 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware.

         12.4 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including, but not limited to (i) the Confidentiality Agreement and (ii) that certain letter of intent, dated January 30, 2004, between Buyer and Parent. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         12.5 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         12.6 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         12.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         12.8 TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

         12.9 PUBLICITY. Parent and Buyer will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as otherwise advisable or as may be required by applicable law, rule or regulation, including but not limited to the rules of the Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

         12.10 CONFIDENTIAL INFORMATION.

              (a) PRESERVATION OF CONFIDENTIALITY. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other party and its business, including but not limited to technical, manufacturing or sales and marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, ("Confidential Information"). The term "Confidential Information" does not include information received by the receiving party in connection with the transactions contemplated hereby which
(i) is or becomes generally available to the public other than as a result of a disclosure by receiving party or its Representatives, (ii) was within receiving party's possession as evidenced by pre-existing documentation prior to its being furnished to receiving party by or on behalf of the disclosing party in connection with the transactions contemplated hereby, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party with respect to such information, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than disclosing party or any of its Representatives, provided that such source was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to disclosing party with respect to such information, or (iv) is independently developed without use of or reference to the Confidential Information as evidenced by pre-existing documentation, or (v) is required by law to be disclosed.

              (c) The receiving party shall treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its

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Representatives and Affiliates who have a need to know such Confidential
Information in connection with the transactions contemplated hereby and not use such Confidential Information for any purposes other than an evaluation of the transactions contemplated by this Agreement. The receiving party shall use reasonable efforts to cause its Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information.

              (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each receiving party shall, and shall cause its Representatives to, return to disclosing party all Confidential Information (including all copies, summaries and extracts thereof) furnished to receiving party by disclosing party in connection with the transactions contemplated hereby and neither party shall use any Confidential Information of the other party for any purpose whatsoever.

              (e) The provisions of this Section 12.10 shall terminate and be of no further force or effect upon the Closing.

         12.11 CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         12.12 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Business, the Purchased Assets and the transactions contemplated by this Agreement and the Ancillary Agreements, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         12.13 ARBITRATION. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, including, without limitation, indemnifiable claims pursuant to Section 10.4, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, does not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

              (a) Buyer on the one hand and Seller on the other hand shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules. Notwithstanding the foregoing, if Buyer and Seller are able to agree upon the choice of one arbitrator, such proposed arbitration shall be decided by such arbitrator and all references in this Section 12.13 to "arbitrators" shall be replaced with the term "arbitrator" (as a reference to such single arbitrator).

              (b) Reasonable discovery shall be allowed in arbitration.

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              (c) All proceedings before the arbitrators shall be held in
Chicago, Illinois. The governing law shall be as specified in Section 12.3.

              (d) The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

              (e) The award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party,
(ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators.

              (f) The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

BOSTON BIOMEDICA, INC.

By:  /s/ Kevin W. Quinlan
    ---------------------
Name: Kevin W. Quinlan
Its: President

BBI BIOTECH RESEARCH LABORATORIES, INC.

By:  /s/ Kevin W. Quinlan
    ---------------------
Name: Kevin W. Quinlan
Its: President

SERACARE LIFE SCIENCES, INC.

By:  /s/ Michael F. Crowley II
    --------------------------
Name: Michael F. Crowley II
Its: CEO

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